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                                                                   EXHIBIT 10.81
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             PURCHASE OF ASSETS AND ASSUMPTION OF SUBLEASE AGREEMENT

         THIS PURCHASE OF ASSETS AND ASSUMPTION OF SUBLEASE AGREEMENT (the "Agreement") is effective as of the 31st day of May, 1996 (the "Effective Date"), by and among the following:

                  WILSHIRE TECHNOLOGIES, INC. a California corporation (hereinafter "Wilshire Tech");

                  ACACIA LABORATORIES, INC., a California corporation that also does business under the name HORIZON MEDICAL, INC., (hereinafter "Horizon Med"); and

                  ACACIA LABORATORIES OF TEXAS, INC., a Texas corporation (hereinafter "Acacia Texas").


                               W I T N E S S E T H

         WHEREAS, subject to the terms and conditions of this Agreement, Horizon Med, Acacia Texas, and Wilshire Tech desire for Acacia Texas to purchase from Wilshire Tech all of the assets used in or related to the wound care products business presently being conducted by Wilshire Tech under the name "Wilshire Medical Products," (the "Business") as well as under any and all other fictitious business names utilized by Wilshire Tech in the conduct of the Business of Wilshire Medical Products division ("Wilshire Med"), free and clear of any liens or encumbrances except as specified in this Agreement; and

         WHEREAS, subject to the terms and conditions of this Agreement, Horizon Med, Acacia Texas, and Wilshire Tech desire for Acacia Texas to assume from Wilshire Tech only such liabilities as relate to the Wilshire Med Sublease and no other liabilities; and

         WHEREAS, Horizon Med, Acacia Texas, and Wilshire Tech desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

         WHEREAS, the respective Boards of Directors of Horizon Med, Acacia Texas, and Wilshire Tech have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:



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                                    SECTION 1

                                   DEFINITIONS

         1.1 "Acacia Texas," "Agreement," "Effective Date," "Horizon Med," and "Wilshire Tech," respectively, shall have the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

         1.2 "Closing Date" shall mean 5:00 P.M., California time, June 30, 1996, at the offices of Arter & Hadden, 5 Park Plaza, Suite 1000, Irvine, California 92714, the date on which the parties hereto shall close the transactions contemplated herein.

         1.3 "Wilshire Med Assets" shall mean all of the assets (except as excluded pursuant to Section 1.4, below) that are used in, or relate to, the Business, all as free and clear of any liens or encumbrances. All as attached to the Agreement as Exhibit 1.3, Wilshire Med Assets at Closing shall include, but not be limited to:

               (a) Title to equipment, furniture, fixtures, supplies, inventory, and all other tangible personal property owned by Wilshire Tech in respect of the operations of Wilshire Med as listed on Exhibit 1.3-a attached to the Agreement, none of which is security for any financing provided to Wilshire Tech by any third party lender;

               (b) Accounts receivable, as of the Effective Date, standing in the name of Wilshire Med or Wilshire Tech, each in respect of the operations of Wilshire Med (the "Accounts Receivable"), as set forth on Wilshire Med's pro forma financial statements for the year ended November 30, 1995 (the "Pro Forma Financial Statements"), attached as
         Exhibit 1.3-b to the Agreement, and as adjusted to the sum of three hundred forty-two thousand dollars ($342,000) at the Effective Date;

               (c) Wilshire Tech's rights to use the names "Wilshire Medical" and any and all such other fictitious names and trade names to which Wilshire Tech has the rights of use in respect of the operations of Wilshire Med as listed on Exhibit 1.3-c attached to the Agreement;

               (d) Such patents, trademarks, and copyrights owned by or registered to Wilshire Tech in respect of the operations of Wilshire Med or to which it has the rights of use as listed on Exhibit 1.3-d attached to the Agreement (collectively, the "Intangible Property Rights");

               (e) All regulatory approvals, including all approved applications made pursuant to Section 510(k) of the Federal Food, Drug and Cosmetics Act (the "FD&C Act"), (and the information used to obtain such approvals, the device master records, and the device history files) owned by Wilshire Tech in respect of the products of Wilshire Med, such approvals as listed on Exhibit 1.3-e attached to the Agreement;


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               (f)    Such records as are necessary or useful to the continued
         operations of the Business, including, without limitation, all customer lists, vendor files, and financial and accounting records relating to the Business;

               (g) All material agreements with and information relating to suppliers of Wilshire Tech in respect of the operations of Wilshire Med, including, but not limited to, all claims and rights of Wilshire Tech in respect of the operations of Wilshire Med under policies of insurance, such agreements and policies of insurance as listed on
         Exhibit 1.3-g attached to the Agreement (collectively, the "Assumed Contracts").

         1.4 Excluded Wilshire Med Assets. Notwithstanding anything to the contrary contained herein, the Wilshire Med Assets shall not include (i) any cash or cash equivalents standing in the name of Wilshire Med, Wilshire Tech, or in respect of the operations of Wilshire Med or (ii) the license agreements as listed on Exhibit 1.4 attached to the Agreement and the related benefits thereof.

         1.5 "Wilshire Med Sublease" shall mean the real property sublease, as attached to the Agreement as Exhibit 4.9-a.

         1.6 "Acacia Texas Sublease" shall mean the real property sublease, as attached to the Agreement as Exhibit 2.2-g.


                                    SECTION 2

    AGREEMENT FOR PURCHASE OF ASSETS AND ASSUMPTION OF WILSHIRE MED SUBLEASE

         2.1 Purchase Price for the Wilshire Med Assets. The purchase price for the Wilshire Med Assets and the assumption of the Sublease (the "Purchase Price") shall aggregate one million eighty-two thousand dollars ($1,082,000) and shall be payable as follows:

               (a) Two hundred thousand dollars ($200,000) paid on the Closing Date;

               (b) Three hundred forty-two thousand dollars ($342,000) to be collected by, or on behalf of, Wilshire Tech from the Accounts Receivable;

               (c) Five hundred forty thousand dollars ($540,000) to be paid in accordance with the terms and conditions of the secured, fully amortized, thirty-six month promissory note in favor of Wilshire Tech, which note bears interest at the rate of five percent per annum and is in the form attached to the Agreement as Exhibit 2.1-c (the "Promissory Note").



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         2.2   Substantive Terms of the Purchase of the Wilshire Med Assets and
the Assumption of the Wilshire Med Sublease.

               (a) At the Closing by delivering a Bill of Sale, Wilshire Tech shall sell all, and not less than all, and Acacia Texas shall purchase all, and not less than all, of the Wilshire Med Assets;

               (b) At the Closing Date, Acacia Texas shall assume the Wilshire Med Sublease and Advanced Materials, Inc., shall release Wilshire Tech of all obligations thereunder;

               (c) At the Closing Date, Acacia Texas shall deliver to Wilshire Tech the sum two hundred thousand dollars ($200,000) in good funds, by cashier's check, business check, or wire transfer;

               (d) At the Closing Date, Acacia Texas shall deliver to Wilshire Tech the executed Promissory Note;

               (e) At the Closing Date, Acacia Texas shall deliver to Wilshire Tech the executed Acacia Texas Security Agreement and related UCC-1 Financing Statements in the form attached to the Agreement as Exhibit 2.2-e;

               (f) At the Closing Date (if required in accordance with the provisions of Section 3.5, below), Horizon Med or Acacia Texas shall cause to be delivered to Wilshire Tech the written consent of Union Bank of California N.A. ("Union Bank") for the consummation of the transactions contemplated hereby and its statement that, as of the Closing Date, it does not have any security interest (perfected or otherwise) in any of the assets of Acacia Texas that are subject to the Acacia Texas Security Agreement;

               (g) At the Closing Date, Wilshire Tech shall deliver to Acacia Texas the Acacia Texas Sublease in the form attached to the Agreement as Exhibit 2.2-g;

               (h) At the Closing Date, Horizon Med shall deliver to Wilshire Tech the executed Corporate Guaranty in the form attached to the Agreement as Exhibit 2.2-h;

               (i) At the Closing Date, Horizon Med shall deliver to Wilshire Tech the executed Horizon Med Security Agreement and related UCC-1 Financing Statements in the form attached to the Agreement as Exhibit 2.2-i;

               (j) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall commence the administrative processes to transfer to Acacia Texas Wilshire Tech's rights to use the names "Wilshire Medical" and any and all such other fictitious names and trade names to which Wilshire Tech has the rights of use in respect of the operations of Wilshire Med as listed on
         Exhibit 1.3-c attached to the Agreement;


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               (k)   At the Closing Date, or as soon thereafter as is
         practicable for a diligent party, Wilshire Tech shall commence the administrative processes to transfer to Acacia Texas the patents, trademarks, and copyrights owned by or registered to Wilshire Tech in respect of the operations of Wilshire Med or to which it has the rights of use as listed on Exhibit 1.3-d attached to the Agreement;

               (l) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall commence the administrative processes to transfer to Acacia Texas all regulatory approvals, including all approved applications made pursuant to Section 510(k) of the FD&C Act, (and the information used to obtain such approvals, the device master records, and the device history files) owned by Wilshire Tech in respect of the products of Wilshire Med, such approvals as listed on Exhibit 1.3-e attached to the Agreement;

               (m) At the Closing Date, or as soon thereafter as is required by Texas statute, Acacia Texas shall pay to the Texas Comptroller of Public Accounts (i) such Sales or Use or analogous taxes as are due, if any, by virtue of Acacia Texas' purchase of the Wilshire Med Assets and
         (ii) the personal property taxes for Texas regarding the Wilshire Med Assets for the period that commences on the Effective Date, the parties to agree, at the Closing Date, or as soon thereafter as is practicable for a diligent party, on allocation method in respect of such taxes;

               (n) The parties hereto agree to allocate the Purchase Price among the Wilshire Med Assets as set forth on Exhibit 2.2-n and to report the same to each and every taxing authority upon such authority's reasonable request therefor and in conjunction with any relevant filing by the parties therewith; and

               (o) During the 12-month period that commences as of the Closing Date, Acacia Texas will make available to Wilshire Tech, at Acacia Texas' facility or any other facility reasonably required, the services of Mark Rasmussen (to a maximum of 80 hours during such period) to assist Wilshire Tech with respect to its transdermal products or products related thereto, subject to (i) Wilshire Tech's payment in the ordinary course of any travel expenses incurred by Mr. Rasmussen or Acacia Texas and any out-of-pocket expenses, i.e., direct labor, payroll taxes, and benefits, of Acacia Texas in complying with this subsection and (ii) Wilshire Tech providing reasonable notice to Acacia Texas of the dates for which Mr. Rasmussen's services are required; and

               (p) Prior to or immediately following the Closing Date, Wilshire Tech will use its best efforts to obtain such approvals as may be required in respect of the Wilshire Med Sublease and the Wilshire Med Sublease Assignment Agreement.

         2.3 Substantive Terms of Certain Post-Effective Date/Pre-Closing Date Transactions.

               (a) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall provide to each of Horizon Med and Acacia Texas a list of (i) expenditures made by Wilshire Med on behalf of Acacia Texas in respect of the Business from and after the Effective Date through and including the Closing Date, the


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         scope and nature of such expenditures set forth on Exhibit 2.3-a(i);
         (ii) expenditures made by Wilshire Med on behalf of Acacia Texas in respect of the Business prior to the Effective Date, but amortized for the period from and after the Effective Date through and including the Closing Date, the scope and nature of such expenditures set forth on
         Exhibit 2.3-a(ii); (iii) inventory acquired in respect of the Business from and after the Effective Date through and including the Closing Date; and (iv) accounts receivable generated by the Business from and after the Effective Date through and including the Closing Date, the scope and nature of which are set forth on Exhibit 2.3-a(iv);

               (b) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Acacia Texas shall deliver to Wilshire Tech good funds, by cashier's check, business check, or wire transfer, in the aggregate amount equivalent to the sum of the items to be listed in accordance with Sections 2.3(a)(i), (ii), and (iii), less an amount equivalent to the base rent for the month of June, 1996, as set forth in the Wilshire Med Sublease; and

               (c) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Med shall deliver to Acacia Texas documentation in respect of the accounts receivable generated by the Business from and after the Effective Date through and including the Closing Date referenced in Section 2.3(a)(iv).

                                    SECTION 3

         REPRESENTATIONS AND WARRANTIES OF HORIZON MED AND ACACIA TEXAS

         Horizon Med and Acacia Texas, in order to induce Wilshire Tech to execute this Agreement and to consummate the transactions contemplated herein, jointly and severally represent and warrant to Wilshire Tech as follows:

         3.1 Organization and Qualification. Horizon Med is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. Acacia Texas is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with all requisite power and authority to own its property and to carry on its business as it is now being conducted.

         3.2 Authorization and Validity. Each of Horizon Med and Acacia Texas has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The respective Boards of Directors of Horizon Med and Acacia Texas have taken necessary corporate action to authorize the execution and delivery of this Agreement, the Promissory Note and related Security Agreement and Corporate Guaranty, and the consummation of the transactions contemplated hereby and thereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 6 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Wilshire Tech, this Agreement is a valid and binding agreement of each of Horizon Med and Acacia Texas, except as may be limited by (i) bankruptcy, insolvency, moratorium, or other similar laws affecting creditors'


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rights generally, and (ii) general principals of equity relating to the availability of equitable remedies.

         3.3 No Defaults. Neither Horizon Med nor Acacia Texas is in default under or is in violation of any provision of their respective Articles of Incorporation or Bylaws.

         3.4 Litigation. To the best of each of Horizon Med's and Acacia Texas' knowledge, there are no actions, suits, proceedings, orders, investigations, or claims pending or threatened against or affecting either or both of Horizon Med and Acacia Texas at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of either or both of Horizon Med of Acacia Texas or which seek to prohibit, restrict, or delay the consummation of the Wilshire Med Assets purchase and the Wilshire Med Sublease assumption, or either of them, contemplated hereby. Each of Horizon Med and Acacia Texas is not operating under or subject to, or in default with respect to, and neither the execution and delivery nor the performance of this Agreement, will result in a default or violation of, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality to which each of Horizon Med and Acacia Texas is, to the best of their several knowledge after due inquiry, bound.

         3.5 Union Bank Financing Agreement. Neither the execution and delivery, nor the performance of this Agreement, will result in a default or violation of any financing or related agreement with Union Bank to which either or both of Horizon Med or Acacia Texas is bound. The consent of Union Bank is not required in order to consummate the transactions contemplated by this Agreement. If the representations and warranties set forth in the immediately preceding two sentences are false, Horizon Med or Acacia Texas will obtain, on or before the Closing, the written consent of Union Bank for the consummation of the transactions contemplated hereby and its statement that, as of the Closing Date, it does not have any security interest (perfected or otherwise) in any of the assets of Acacia Texas that are subject to the Acacia Texas Security Agreement, which consent and statement, if so required, is attached to the Agreement as Exhibit 3.5.

         3.6 Due Diligence. Wilshire Tech has afforded Horizon Med and Acacia Texas, and their counsel and accountants, full access during normal business hours to all properties, personnel, and information of Wilshire Tech relating to the Business, including, without limitation, financial statements and records, leases, and agreements of Wilshire Tech in respect of the Business, and Horizon Med and Acacia Texas have (i) determined that the purchase of Wilshire Med Assets can be consummated in accordance with applicable statutes and regulations,(ii) have exercised due diligence to verify the accuracy of the representations and warranties made herein by Wilshire Tech, and (iii) have fully investigated the affairs of the Business as fully as Horizon Med and Acacia Texas desired. Wilshire Tech has furnished to Horizon Med and Acacia Texas, and their representatives, such information and data concerning the Wilshire Med Assets and the operation of Business as Horizon Med and Acacia Texas, and any such representatives, reasonably requested.


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         3.7   Documents. The copies of all agreements and other instruments that have been delivered by each of Horizon Med or Acacia Texas to Wilshire Tech are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

         3.8 Disclosure. The representations and warranties made by each of Horizon Med and Acacia Texas herein and in any schedule, statement, exhibit, or document furnished or to be furnished by each of Horizon Med or Acacia Texas to Wilshire Tech pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made herein not misleading.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF WILSHIRE TECH

         Wilshire Tech, in order to induce each of Horizon Med and Acacia Texas to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Horizon Med and Acacia Texas as follows:

         4.1 Organization and Qualification. Wilshire Tech is a corporation duly organized, validly existing, and in good standing under the laws of California, with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. Wilshire Tech is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of Wilshire Tech taken as a whole.

         4.2 Authorization and Validity. Wilshire Tech has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement. The Board of Directors of Wilshire Tech has taken all action required by law, Wilshire Tech's Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 7 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of each of Horizon Med and Acacia Texas, this Agreement is a valid and binding agreement of Wilshire Tech, except as may be limited by (i) bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally, and
(ii) general principals of equity relating to the availability of equitable remedies.

         4.3 Ordinary Course. From and after the date of the Pro Forma Financial Statements, through and including the Closing Date, and except as set forth in Exhibit 4.3 there has not been with respect to or affecting the
Business: (i) any amendment, termination, or revocation, or any threat known to Wilshire Tech of any amendment, termination, or revocation, of any material contract or agreement related to the Business to which Wilshire Tech is, or during the fiscal year ended November 30, 1995, was, a party or of any license, permit, or



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franchise required for the continued operation of the Business as it was conducted during the fiscal year ended November 30, 1995; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge, or subjection to lien, charge, or encumbrance of any kind, of, on or affecting any of the Wilshire Med Assets, except sales or utilization of inventory that have been made in the ordinary course of the Business and consistent with past practices, and liens for current taxes not yet due and payable; any damage, destruction, or loss, whether or not covered by insurance, of any of the Wilshire Med Assets; (iii) the execution by Wilshire Tech of any agreement or contract that is, or could reasonably be expected to become, material to the Business; or (iv) any material adverse change in the condition of the Wilshire Med Assets or the Business, which change, either individually or in the aggregate, or when combined with any other such change or changes, would have a material adverse effect on the value of the Wilshire Med Assets.

         4.4 Contracts and Leases. Except for the Assumed Contracts, Wilshire Tech is not a party to any written or oral leases, commitments, or any other agreements in respect of the operations of Wilshire Med. Each of the Assumed Contracts is a valid and binding obligation of Wilshire Tech and the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by Wilshire Tech or, to the best of Wilshire Tech's knowledge, defaults or any claims of default or claims of unenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on the Business or any of the Wilshire Med Assets, and, to the best of Wilshire Tech's knowledge, there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by Wilshire Tech in respect of the Business, or by the other party or parties, under any of such contracts, agreements, leases, licenses, and instruments or would cause a creation of a lien, security interest, or encumbrance upon any of the Wilshire Med Assets or otherwise materially and adversely affect any of the Wilshire Med Assets or the Business.

         4.5 Insurance. Wilshire Tech has provided to either Horizon Med or Acacia Texas a copy of each insurance policy currently in effect that insures Wilshire Tech against losses or damages and other risks in respect of the operations of the Business. Wilshire Tech has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

         4.6 Intellectual Property Rights. Except with respect to the license agreements set forth on Exhibit 1.4 hereto, the Intangible Property Rights constitute the only material intangible property used by Wilshire Tech in the Business and, after the Closing Date, Acacia Texas shall have the exclusive right to use all of the Intangible Property Rights in the Business consistent with Wilshire Tech's use of the Intangible Property Rights in the Business. Except as set forth on Exhibit 4.6 hereto, to the best of Wilshire Tech's knowledge, Wilshire Tech owns, or holds adequate licenses, or other rights to use, all of the Intangible Property Rights, such use does not conflict with, infringe on, or otherwise violate any rights of any other person and Wilshire Tech has taken all necessary or appropriate actions to protect the Intangible Property Rights. Wilshire Tech has not granted, transferred, or assigned any right, license, or


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
interest in any of its Intangible Property Rights. To the best of Wilshire Tech's knowledge after diligent inquiry, Wilshire Tech has not infringed, is not now infringing, and has not received notice of any infringement, on any patent, trade name, trademark, service mark, copyright, trade secret, trade dress, design, invention, technology, know-how, process or other proprietary right belonging to any other person, firm, or corporation, which infringement would have an adverse effect on any of the Wilshire Med Assets or the Business. To the best of Wilshire Tech's knowledge, there is no infringement by any other person of any Intangible Property Right.

         4.7 FDA Registered Facility; Good Manufacturing Practices. The facility from which the Wilshire Med Business is conducted is registered with the U.S. Food and Drug Administration ("FDA"), which facility manufactures products relating to the Business in accordance with the FDA's current good manufacturing practices ("GMP") requirements. Such facility was most recently audited by the FDA in January of 1996 and did not receive a 483 inspection report. Without limitation of the foregoing representation and warranty, in respect of the Business, Wilshire Tech further represents and warrants as follows that:

               (a) It has properly filed pre-market notices under Section 510(k) of the FD&C Act for all products relating to the Business, which have been commercially distributed or introduced into interstate commerce for commercial distribution by Wilshire Tech and which require the filing of such notices.

               (b) Wilshire Tech has been, from and after January 1, 1994, and is in material compliance with all applicable FDA GMP requirements.

               (c) Wilshire Tech registered with the FDA, to the extent such registration is required by FDA regulations, and all of Wilshire Tech's medical devices relating to the Business are listed with the FDA, to the extent such listing is required by FDA regulations.

               (d) Wilshire Tech has investigational device exemptions for all products relating to the Business requiring such exemptions, and such products have not been and are not being sold or distributed outside the terms of such investigational device exemptions.

               (e) To Wilshire Tech's knowledge, Wilshire Tech's marketed devices (1) have not caused or contributed to a death or serious injury or (2) malfunctioned such that the device would be likely to cause or contribute to a death or serious injury.

         4.8 Product Recalls. None of the products manufactured by or on behalf of Wilshire Tech in respect of the operations of the Business has been the subject of any recall. For purposes hereof, "recall" means, with respect to any such product, that Wilshire Tech has, after reasonable determination, or after request by the FDA or any other appropriate regulatory authority, ceased the sale of such product and provided public notice requesting return to Wilshire Tech of all quantities of such product sold by Wilshire Tech, directly or indirectly, prior to the date of such public notice.



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         4.9   Title to Properties. Except as set forth on Exhibit 1.3, Wilshire
Tech has good and marketable title to all of the Wilshire Med Assets, all of which are free and clear of liens and encumbrances. All material leases pursuant to which Wilshire Tech is a lessee of real or personal property in respect of the operations of Wilshire Med are valid and binding. A copy of the Wilshire Med Sublease, pursuant to which the Wilshire Med conducts its business is attached to the Agreement as Exhibit 4.9-a. The form of assignment agreement among Advanced Materials, Inc., as landlord, Wilshire Tech, as subtenant and assignor, as Acacia Texas, as assignee, (the "Wilshire Med Sublease Assignment Agreement") is attached to this Agreement as Exhibit 4.9-b. At the Closing Date, Wilshire Tech will convey and transfer to Acacia Texas, good, complete, and marketable title to all of the Wilshire Med Assets, free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts, and any other adverse interests of any kind whatsoever. All of the Wilshire Med Assets are in the exclusive possession and control of Wilshire Tech and Wilshire Tech has the unencumbered right to use and sell to Acacia Texas all of the Wilshire Med
Assets without interference from others. The Wilshire Med Assets constitute all of the assets, properties, rights, privileges, and interests that (i) Wilshire Tech uses or holds for use exclusively in connection with the Business; and (ii) are necessary for Acacia Texas to own and operate the Business following the Closing Date substantially in the same manner as it has been conducted by Wilshire Tech during the fiscal year ended November 30, 1995.

         4.10 Litigation. In respect of the operations of the Business, there are neither any actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of Wilshire Tech) pending, or to the best knowledge of Wilshire Tech, against or affecting Wilshire Tech at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor are any such actions, suits, proceedings, or investigations pending or, to the best knowledge of Wilshire Tech, threatened (i) which seek to or could prohibit, restrict, or delay the consummation of the Wilshire Med Asset purchase and the Wilshire Med Sublease assumption, or either of them, contemplated hereby, or (ii) which may in time become a claim against either Horizon Med or Acacia Texas. In respect of the operations of the Business, Wilshire Tech is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

         4.11 No Defaults. Wilshire Tech is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. Wilshire Tech is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the Business or the Wilshire Med Assets. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any of the Wilshire Med Assets, or will cause the cessation or termination of any other business relationship or arrangement between Wilshire Tech and any third party that is material to the Business or any of the Wilshire Med Assets, and, except as set forth in Exhibit 4.11, no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

         4.12 Documents. The copies of all agreements and other instruments that have been delivered by Wilshire Tech to either Horizon Med or Acacia Texas are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

         4.13 Accounts Receivable. Wilshire Tech acknowledges that neither Horizon Med nor Acacia Texas has made any representations or warranties to Wilshire Tech regarding the collectibility or value of the Accounts Receivable or the reasonableness of the allowance for doubtful accounts thereof. Subject to full compliance by each of Horizon Med and Acacia Texas with their post-closing undertakings set forth in Section 5.2(g), below, Wilshire Tech expressly assumes the entire risk of collection of the Accounts Receivable.

         4.14 Conduct of Business Pending the Closing Date. Except as otherwise consented to by Acacia Texas in writing, for actions to be taken to the contrary, between the Effective Date and the Closing Date, and until the first to occur of the date on which Wilshire Tech first requests delivery of the Promissory Note or termination of this Agreement pursuant to its terms, whichever first occurs, Wilshire Tech shall:

                (a) Operate and conduct the Business in the ordinary course of business as presently conducted;

                (b) Use its best efforts to retain the services of all vendors, suppliers, manufacturers, agents, and consultants used in the Business commensurate with the current requirements of the Business;

                (c) Promptly notify Acacia Texas of, and diligently defend against, all lawsuits, claims, proceedings, or investigations that are, or which any officers of Wilshire Tech, as a result of events or circumstances actually known to them, has reason to believe may be, threatened, brought, asserted, or commenced against Wilshire Tech or any of its shareholders, officers, or directors, involving or affecting any way the Business, any of the Wilshire Med Assets, or the transaction contemplated hereby; and not release, settle, compromise, or relinquish any action or proceeding which would affect the Business or any of the Wilshire Med Assets or the consummation of the transactions contemplated hereby; and not unreasonably release, settle, compromise, or relinquish any claims, causes of action, or rights related to the Business which Wilshire Tech may have against any other persons;

                (d) Not sell or otherwise dispose, or enter into any agreement for the sale, of any of the Wilshire Med Assets, except for sales of inventory and obsolete equipment in the ordinary course of business and consistent with past practices, and not permit or allow, or enter into any agreements providing for or permitting, any of the Wilshire Med Assets to be subjected to any mortgage, security interest, pledge, option, lien, charge, or encumbrance other than liens or security interests in existence on the date hereof which have been disclosed to Acacia Texas, statutory liens to se-cure taxes that are not yet due and payable, and except for mortgages and the like entered in the ordinary course of business and consistent with past practices;

                (e) Maintain in good working order and condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all of the Wilshire Med Assets reasonably required to operate the Business consistent with past practices;

                (f) Observe and perform all terms, conditions, covenants, and obligations contained in all existing agreements between Wilshire Tech and third parties, the violation of which would have, individually or in the aggregate, a material adverse effect on Business or any of the Wilshire Med Assets; not take any action that would cause a breach or violation of or default under any material agreement, lease, contract, or other written instrument, commitment or arrangement, or under any license or permit, judgment, writ, or order, applicable to or affecting the Business or any of the Wilshire Med Assets, and promptly notify Acacia Texas in writing of the occurrence of any such breach or default; and not enter into any transaction related to the Business with any shareholder, director, or officer or any person or entity related to or affiliated with Wilshire Tech except to transactions entered in the ordinary course of business and consistent with past practices; and

                (g) Except as otherwise provided herein, pay all federal, state, local and foreign taxes assessed with respect to the Business or any of the Wilshire Med Assets, when due, and in any event prior to the imposition or assessment of any liens against the Business or any of the Wilshire Med Assets.

         4.15 Disclosure. The representations and warranties made by Wilshire Tech herein and in any schedule, statement, exhibit, or document furnished or to be furnished by Wilshire Tech to either Horizon Med or Acacia Texas pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made herein not misleading.

                                    SECTION 5

                       CLOSING AGREEMENTS AND POST-CLOSING

         5.1 Closing Agreements. On the Closing Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

                (a) Wilshire Tech shall have executed and delivered documents to Acacia Texas sufficient then and there to transfer ownership of the Wilshire Med Assets to Acacia Texas;

               (b) Acacia Texas shall have executed and delivered to Wilshire Tech the Wilshire Med Sublease Assignment Agreement;

               (c) Acacia Texas shall have delivered by cashier's check, business check, or wire transfer to Wilshire Tech the sum of two hundred thousand dollars ($200,000) in good funds;

               (d) Acacia Texas shall have delivered to Wilshire Tech the executed Promissory Note;

               (e) Acacia Texas shall have delivered to Wilshire Tech the executed Acacia Texas Security Agreement and related UCC-1 Financing Statements;

               (f) (If required in accordance with the provisions of Section 3.5, above), Horizon Med or Acacia Texas shall cause to have been delivered to Wilshire Tech the written consent of Union Bank for the consummation of the transactions contemplated hereby and its statement that, as of the Closing Date, it does not have any security interest (perfected or otherwise) in any of the assets of Acacia Texas that are subject to the Acacia Texas Security Agreement;

               (g) Wilshire Tech shall have delivered to Acacia Texas the Acacia Texas Sublease;

               (h) Horizon Med shall have delivered to Wilshire Tech the executed Corporate Guaranty;

               (i) Horizon Med shall have delivered to Wilshire Tech the executed Horizon Med Security Agreement and related UCC-1 Financing Statements;

         5.2   Post-Closing.

               (a) At the Closing Date, or as soon thereafter as is required by Texas statute, Acacia Texas shall be responsible for the payment to the Texas Comptroller of Public Accounts of (i) such Sales or Use or analogous taxes, if any, as are due by virtue of Acacia Texas' purchase of the Wilshire Med Assets and (ii) the personal property taxes for Texas regarding the Wilshire Med Assets for the period that commences on the Effective Date, the parties to agree, at the Closing Date, or as soon thereafter as is practicable for a diligent party, on allocation method in respect of such taxes;

               (b) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall cease using the names "Wilshire Medical" and any and all such other names listed on
         Exhibit 1.3-c, and shall commence the administrative processes to transfer to Acacia Texas Wilshire Tech's rights to use the names "Wilshire Medical" and any and all such other fictitious names and trade names to which Wilshire Tech has the rights of use in respect of the operations of Wilshire Med as listed on Exhibit 1.3-c attached to the Agreement;

               (c) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall commence the administrative processes to transfer to Acacia Texas the patents, trademarks, and copyrights owned by or registered to Wilshire Tech in respect of the operations of Wilshire Med or to which it has the rights of use as listed on Exhibit 1.3-d attached to the Agreement;

               (d) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall commence the administrative processes to transfer to Acacia Texas all regulatory approvals, including all approved applications made pursuant to Section 510(k) of the FD&C Act, (and the information used to obtain such approvals, the device master records, and the device history files) owned by Wilshire Tech in respect of the products of Wilshire Med, such approvals as listed on Exhibit 1.3-e attached to the Agreement;

               (e) Acacia Texas shall pay, or cause to be paid, the obligations assumed pursuant to the terms of the Wilshire Med Sublease Assignment Agreement in the ordinary course unless the terms thereof are amended by Acacia Texas with the consent of Advanced Materials, Inc.;

               (f) From and after the Closing Date, neither Horizon Med nor Acacia Texas shall undertake any actions that, directly or indirectly, hinder or could hinder Wilshire Tech's efforts to collect the Accounts Receivable in full, in accordance with their terms and conditions and shall affirmatively assist Wilshire Tech's collection efforts upon its periodic, reasonable requests therefor;

               (g) During the 12-month period that commences as of the Closing Date, Acacia Texas will make available to Wilshire Tech, at Acacia Texas' facility or any other facility reasonably required, the services of Mark Rasmussen (to a maximum of 80 hours during such period) to assist Wilshire Tech with respect to its transdermal products or products related thereto, subject to (i) Wilshire Tech's payment in the ordinary course of any travel expenses incurred by Mr. Rasmussen or Acacia Texas and any out-of-pocket expenses, i.e., direct labor, payroll taxes, and benefits, of Acacia Texas in complying with this Section and (ii) Wilshire Tech providing reasonable notice to Acacia Texas of the dates for which Mr. Rasmussen's services are required;

               (h) Prior to or immediately following the Closing Date, Acacia Texas may make offers of employment commencing on and after the Closing Date on terms and conditions proposed by Acacia Texas in its sole discretion to persons currently employed by Wilshire Tech in connection with the Business. Acacia Texas shall not assume any responsibility for any obligations to pay compensation and fringe benefits to any such employees hired by Acacia Texas, which obligations arose in connection with such employees' employment by Wilshire Tech;

               (i) Prior to the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall have obtained such approvals as may be required in respect of the Wilshire Med Sublease and the Wilshire Med Sublease Assignment Agreement;

               (j) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Tech shall provide to each of Horizon Med and Acacia Texas a list of (i) expenditures made by Wilshire Med on behalf of Acacia Texas in respect of the Business from and after the Effective Date through and including the Closing Date, the scope and nature of such expenditures set forth on Exhibit 2.3-a(i); (ii) expenditures made by Wilshire Med on behalf of Acacia Texas in respect of the Business prior to the Effective Date, but amortized for the period from and after the Effective Date through and including the Closing Date, the scope and nature of such expenditures set forth on Exhibit 2.3-a(ii); (iii) inventory acquired in respect of the Business from and after the Effective Date through and including the Closing Date; and (iv) accounts receivable generated by the Business from and after the Effective Date through and including the Closing Date, the scope and nature of which are set forth on Exhibit 2.3-a(iv);

               (k) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Acacia Texas shall deliver to Wilshire Tech good funds, by cashier's check, business check, or wire transfer, in the aggregate amount equivalent to the sum of the items to be listed in accordance with Sections 2.3(a)(i), (ii), and (iii), less an amount equivalent to the base rent for the month of June, 1996, as set forth in the Wilshire Med Sublease; and

               (l) At the Closing Date, or as soon thereafter as is practicable for a diligent party, Wilshire Med shall deliver to Acacia Texas documentation in respect of the accounts receivable generated by the Business from and after the Effective Date through and including the Closing Date referenced in Section 2.3(a)(iv).

                                    SECTION 6

   CONDITIONS PRECEDENT TO HORIZON MED'S AND ACACIA TEXAS' OBLIGATION TO CLOSE

         The obligations of each of Horizon Med and Acacia Texas to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

         6.1 Representations and Warranties. The representations and warranties of Wilshire Tech contained in this Agreement shall be true and correct in all material respects on the date hereof and remain true and correct on and as of the Closing Date, and Wilshire Tech shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

         6.2 Other Consents and Approvals. With the exception of those items identified in Section 5.2, above, as post-closing items, and the consent and statement of Union Bank, if required pursuant to Section 3.5, above, Horizon Med and Acacia Texas shall have received all consents and approvals required for the consummation of the transactions contemplated by this Agreement to permit Acacia Texas to acquire all of the Wilshire Med Assets pursuant hereto, without thereby violating any laws, government regulations, or agreements to which either Acacia Texas or Horizon Med is subject or is a party, in form and substance acceptable to Acacia Texas and Horizon Med.

         6.3 Other. The joint conditions precedent in Section 8 hereof shall have been satisfied.

                                    SECTION 7

          CONDITIONS PRECEDENT TO WILSHIRE TECH'S OBLIGATIONS TO CLOSE

         The obligation of Wilshire Tech to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

         7.1 Representations and Warranties. The representations and warranties of each of Horizon Med and Acacia Texas contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and each of Horizon Med and Acacia Texas shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

         7.2 Other Consents and Approvals. With the exception of those items identified in Section 5.2, above, as post-closing items, and the consent and statement of Union Bank, if required pursuant to Section 3.5, above, Wilshire Tech shall have received all consents and approvals required for the consummation of the transactions contemplated by this Agreement to permit Acacia Texas to acquire all of the Wilshire Med Assets pursuant hereto, without thereby violating any laws, government regulations, or agreements to which Wilshire Tech is subject or is a party, in form and substance acceptable to Wilshire Tech.

         7.3 Other. The joint conditions precedent in Section 8 hereof shall have been satisfied.

                                    SECTION 8

                           JOINT CONDITIONS PRECEDENT

         The obligations of Horizon Med, Acacia Texas, and Wilshire Tech to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

         8.1   Other Agreements.  All of the agreements contemplated by Section
5.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed.

         8.2 Absence of Litigation. At the Closing Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, any of which would have the effect of inhibiting the consummation of the transactions contemplated herein.

                                    SECTION 9

                             TERMINATION AND WAIVER

         9.1 Termination. This Agreement may be terminated and abandoned on or prior to the Closing Date by:

               (a)   the mutual consent in writing of the parties hereto;

               (b) the Board of Directors of either or both of Horizon Med and Acacia Texas if the conditions precedent in Sections 6 and 8 of this Agreement have not been satisfied or waived by the Closing Date; or

               (c) the Board of Directors of Wilshire Tech if the conditions precedent in Sections 7 and 8 of this Agreement have not been satisfied or waived by the Closing Date.

                                   SECTION 10

                                 INDEMNIFICATION

         10.1 Wilshire Tech's Indemnified Obligations. In respect of the Business, and subject to the limitations set forth in this Section 10, Wilshire Tech shall indemnify and hold each of Horizon Med and Acacia Texas and their respective officers, directors, employees, successors, and assigns, harmless from and against the following (herein called "Wilshire Tech's Indemnified Obligations"):

               (a) any and all liabilities, losses, damages, claims, costs, and expenses of Horizon Med and/or Acacia Texas and their respective officers, directors, employees, successors, and assigns, of any nature, whether absolute, contingent, or otherwise, that arise from or are in connection with: (i) any breach of the representations or warranties of Wilshire Tech contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of Wilshire Tech; (ii) any breach or default by Wilshire Tech of any of its covenants or agreements contained in this Agreement; and (iii) Wilshire Tech's ownership, manufacture, or sale of the Wilshire Med Assets or its operation of the Business prior to the Closing Date; and (iv) any obligation or liability of Wilshire Tech other than under the Assumed Contracts or the Wilshire Med Sublease accruing from and after the Closing Date.

               (b) all losses which may be incurred by either or both of Horizon Med and Acacia Texas as a result of non-compliance by Wilshire Tech with any applicable Bulk Sales laws;

               (c) any and all actions, suits, proceedings, demands, assessments, or judgments, costs and expenses incident to any of the foregoing.

The liability of Wilshire Tech for Wilshire Tech's Indemnified Obligations shall be subject to the following limitations:

                         (i) Wilshire Tech shall not be liable for Wilshire Tech's Indemnified Obligations unless it has received written notice of a claim asserted under Section 10.1 hereof on or before the expiration of the 12th month following the Closing Date.

                        (ii) No such claim shall be asserted unless the aggregate of all claims for Wilshire Tech's Indemnified Obligations shall exceed $10,000, whereupon Wilshire Tech shall be liable for all amounts, including the threshold of $10,000.

         10.2 Horizon's Indemnified Obligations. Subject to the limitations set forth in this Section 10, each of Horizon Med and Acacia Texas shall indemnify and hold Wilshire Tech harmless from and against the following (herein called "Horizon's Indemnified Obligations"):

                  (a) any and all liabilities, losses, damages, claims, costs, and expenses of Wilshire Tech and its officers, directors, employees, successors, and assigns, of any nature, whether absolute, contingent, or otherwise, that arise from or are in connection with: (i) any breach of the representations or warranties of either or both of Horizon Med or Acacia Texas contained in this Agreement or in any Exhibits or Schedules hereto or any certificates or other documents delivered hereunder by or on behalf of either or both of Horizon Med or Acacia Texas; (ii) any breach or default by either or both of Horizon Med or Acacia Texas of any of their respective covenants or agreements contained in this Agreement; and

                  (b) any and all actions, suits, proceedings, demands, assessments, or judgments, costs and expenses incident to any of the foregoing.

The liability of each of Horizon Med and Acacia Texas for Horizon's Indemnified Obligations shall be subject to the following limitations:

                        (i) Each of Horizon Med and Acacia Texas shall not be liable for Horizon's Indemnified Obligations unless either has received written notice of a claim asserted under Section
                  10.2 hereof on or before the expiration of the 12th month following the Closing Date.

                       (ii) No such claim shall be asserted unless the aggregate of all claims for Horizon's Indemnified Obligations shall exceed $10,000, whereupon Wilshire Tech shall be liable for all amounts, including the threshold of $10,000.

         10.3 Notification; Assumption of Defense. Any party entitled to indemnification hereunder (the "Indemnified Party") shall promptly give written notice to the indemnifying party (the "Indemnifying Party") after the Indemnified Party has knowledge of any claim against the Indemnifying Party as to which recovery may be sought against the Indemnified Party because of the indemnity set forth Sections 10.1 and 10.2 hereunder, or of the commencement of any legal proceedings against the Indemnified Party as to such claim after the Indemnified Party has knowledge of such proceedings, whichever shall first occur, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnifying Party to notify the Indemnified Party of its election to defend any such action within 30 days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any and all losses, damages, and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

         10.4 Failure to Assume. If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate and unless the Indemnifying Party shall deposit with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the cost of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate, in its reasonable judgment, and the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by certified mail, postage prepaid, addressed as follows:

                to Wilshire Tech:   Wilshire Technologies, Inc.
                                    Attention: President
                                    5441 Avenida Encinas, Suite A
                                    Carlsbad, California 92008
                with a copy to:     Randolf W. Katz, Esq.
                                    Arter & Hadden
                                    5 Park Plaza, Suite 1000
                                    Irvine, California 92714

                to Horizon Med:     Acacia Laboratories, Inc.
                                    Attention: President
                                    1719 S. Grand Avenue
                                    Santa Ana, California 92705

                to Acacia Texas:    Acacia Laboratories of Texas, Inc.
                                    Attention: President
                                    11420 Mathis Drive
                                    Farmers Branch, Texas 75234

                with a copy to:     K. C. Schaaf, Esq.
                                    Stradling, Yocca, Carlson & Rauth
                                    660 Newport Center Drive, Suite 1600
                                    Newport Beach, California 92660

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         11.2 Time of the Essence. Time shall be of the essence of this Agreement.

         11.3 Offers of Employment. For so long as any principal of the Promissory Note remains outstanding and unpaid, Wilshire Tech covenants not to offer to employ any individual who, as of the date five business days prior to the Closing Date, was employed by Wilshire Med, subject to such individual becoming an employee of Acacia Texas as of the Closing Date; provided, however, that such covenant shall terminate upon the earlier of (i) an event of default by Acacia Texas under the Promissory Note or (ii) with respect to any such individual, the cessation of the employment relationship between such individual and Acacia Texas, unless such cessation was prompted, directly or indirectly, by Wilshire Tech. Notwithstanding the above, the parties agree that each may make an offer of employment or continued employment to Sarah Casey and that her acceptance of either offer or rejection of both offers is not contemplated by the parties as a material term or condition of this Agreement and, therefore, shall not be deemed to affect the transaction contemplated hereby.

         11.4 Entire Agreement and Amendment. This Agreement and the documents delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersede all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

         11.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

         11.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns as the case may be.

         11.8 Captions. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WILSHIRE TECHNOLOGIES, INC.



By: /s/ James W. Klingler
   --------------------------------
   James W. Klingler
     Chief Financial Officer

ACACIA LABORATORIES, INC.                   ACACIA LABORATORIES OF TEXAS, INC.



By: /s/ William A. Goolsbee                 By: /s/ William A. Goolsbee
   --------------------------------            ---------------------------------
   William A. Goolsbee, President              William A. Goolsbee, President

                          TABLE OF CONTENTS TO EXHIBITS

(This Table of Contents is an Index of the Exhibits attached hereto and the Summary Description herein does not purport to constitute a complete description of the information required to be set forth in such Exhibits. Reference is made to the Purchase of Assets and Assumption of Sublease Agreement for a detailed description of information required to be set forth in such Exhibits.)

EXHIBIT                              SUMMARY DESCRIPTION

   1.3          Wilshire Med Assets

   1.3-a Equipment, furniture, fixtures, supplies, inventory, and all other tangible personal property owned by Wilshire Med

   1.3-b Wilshire Med's pro forma financial statements for the year ended November 30, 1995

   1.3-c Fictitious names and trade names to which Wilshire Tech has the rights of use in respect of the operations of Wilshire Med

   1.3-d Intangible Property Rights consisting of patents, trademarks, and copyrights owned by or registered to Wilshire Tech in respect of the operations of Wilshire Med or to which it has the rights of use

   1.3-e Regulatory approvals, including all approved applications made pursuant to Section 510(k) of the FD&C Act

   1.3-g Assumed Contracts consisting of material agreements and policies of insurance

   1.4          Certain license agreements

   2.1-c        Promissory Note

   2.2-e Form of Acacia Texas Security Agreement and related UCC-1 Financing Statements

   2.2-g        Form of Acacia Texas Sublease

   2.2-h        Form of Corporate Guaranty

   2.2-i Form of Horizon Med Security Agreement and related UCC-1 Financing Statements

   2.2-o        Allocation of the Purchase Price

2.3-a(i)        Expenditures of Wilshire Med between Effective Date and Closing
                Date

2.3-a(ii)       Amortised expenditures of Wilshire Med prior to Effective Date

2.3-a(iii)      Inventory acquired by Wilshire Med between Effective Date and
                Closing Date

2.3-a(iv)       Accounts receivable generated by Wilshire Med between Effective
                Date and Closing Date

3.5             Consent and statement by Union Bank

4.3             Ordinary course exceptions

4.6             Intellectual Property Rights exceptions

4.9-a           Wilshire Med Sublease

4.9-b           Form of Wilshire Med Sublease Assignment Agreement

4.11            Additional required consents or waivers

                                                                  EXHIBIT 2.1-c
                                                                          -----
                                 PROMISSORY NOTE

U.S. $540,000.00                                           Carlsbad, California
                                                                   May 31, 1996

         1. Promise to Pay. The undersigned, ACACIA LABORATORIES OF TEXAS, INC., a Texas corporation (the "Maker"), promises to pay WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Holder"), the sum of Five Hundred Forty Thousand and No/100 Dollars ($540,000.00) and interest thereon at a rate of five percent (5%) per annum from the date hereof until this Note is fully paid.

         2. Accrued Interest. Accrued Interest shall be payable monthly in arrears commencing on July 31, 1996, with respect to interest accruing during the preceding period, and continuing on the last day of each succeeding month until all principal is paid in full. Interest hereunder is computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Notwithstanding the above, interest shall commence to accrue hereunder from and after the Closing Date (as that term is defined in the Purchase of Assets and Assumption of Sublease Agreement (the "Asset Purchase Agreement").)

         3. Manner of Payment. Principal and interest shall be payable in thirty-six (36) equal monthly payments of Sixteen Thousand One Hundred Eighty-four and 28/100 Dollars ($16,184.28) beginning July 31, 1996, and continuing on the last day of each month thereafter. All remaining principal and accrued but unpaid interest thereon shall be payable in full on June 30, 1999. Both principal hereof and interest thereon are payable in lawful money of the United States of America at the offices of Holder as indicated in the Asset Purchase Agreement.

         4. Late Charges. If any amount payable hereunder is not paid within fifteen (15) days of the date it becomes due, Maker shall pay, at Holder's option, a late or collection charge equal to five percent (5%) of the unpaid amount. Further, any amount payable hereunder that is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date such amount became due.

         5. Security. This Note is secured by a security agreement and by UCC-1 financing statements (together, the "Security Documents") of even date herewith, encumbering the assets of Maker set forth in the aforementioned security agreement. Holder's security interest in and to such assets of Maker acquired pursuant to the terms and conditions of the Asset Purchase Agreement shall not be subordinated to any other creditor of, or lender to Maker.

         6. Optional Acceleration. Holder may, at its sole option, declare all sums owing under this Note immediately due and payable upon the occurrence of a default or breach under this Note, a breach of Sections 2.3, 3.5, 5.2(j), (k), or (l), or 10 of the Asset Purchase Agreement, or a material breach under the terms of the Security Documents, which breach under this Note or the terms of the Security Documents remains uncured for a period of fifteen (15) days after notice thereof has been given to Holder.

         7. Mandatory Acceleration. Upon the closing of a registered public offering of any securities of Acacia Laboratories, Inc. a California corporation that also does business under the name Horizon Medical, Inc., whether or not such offering is underwritten, all sums owing under this Note shall be immediately due and payable.

         8. Affirmative Covenants. As long as any of Maker's obligations hereunder remain outstanding or owing, Maker shall, unless Holder otherwise consents in writing:

                  (a) Duly pay and discharge all other indebtedness and obligations, except such as Maker may contest in good faith and for which adequate provision is made for the payment thereof if it is found that the same is an obligation of Maker.

                  (b) Maintain for itself and each of its subsidiaries (a) insurance with responsible companies in such amounts and against such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Maker or the applicable subsidiary operates and (b) insurance required by any governmental department, public body or authority, commission, board, bureau, agency or instrumentality having jurisdiction over Maker or any of its subsidiaries.

         9. Waiver. No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note, the Security Documents or the obligations secured thereby. A waiver of any term of this Note or the Security Documents must be made in writing and shall be limited to the express written terms of such waiver.

         10. Attorney's Fees. If any attorney is engaged by Holder or Maker to enforce or interpret any provision of this Note or the Security Documents as a consequence of any default hereunder which remains uncured for a period of fifteen (15) days after notice thereof has been given to Holder, with or without the filing of any legal action or proceeding, then Maker or Holder (as appropriate) shall immediately pay on demand all attorneys' fees and all other costs incurred by Holder or Maker (as appropriate), together with interest thereon from the date of such demand until paid at the rate of ten percent (10%) per annum.

         11. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by certified mail, postage prepaid, addressed as follows:

                  to Holder:                Wilshire Technologies, Inc.
                                            Attention:  President
                                            5441 Avenida Encinas, Suite A
                                            Carlsbad, California 92008

                  with a copy to:           Arter & Hadden
                                            Attention:  Randolf W. Katz, Esq.
                                            5 Park Plaza, Suite 1000
                                            Irvine, California 92714
                  to Maker:                 Acacia Laboratories of Texas, Inc.
                                            Attention:  President
                                            11420 Mathis Drive
                                            Farmers Branch, Texas 75234

                  with a copy to:           Stradling, Yocca, Carlson & Rauth
                                            Attention:  K. C. Schaaf, Esq.
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, California 92660

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         12. Miscellaneous. Maker waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and non-payment; notice of costs, expenses or losses and interest thereon; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California. If any provision of this Note shall be deemed by a court of competent jurisdiction to be invalid, illegal, or unenforceable, that portion shall be deemed severed from this Note and the remaining part shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Note.

                                    Maker:

                                    ACACIA LABORATORIES OF TEXAS, INC.
                                    a Texas corporation




                                    By:   /s/ William A. Goolsbee
                                          ------------------------------
                                          William A. Goolsbee, President

                                                                 EXHIBIT 2.2-e
                                                                         -----
                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Security Agreement") is made and dated as of May 31, 1996, between ACACIA LABORATORIES OF TEXAS, INC., a Texas corporation (the "Debtor"), and WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Secured Party").

                                    RECITALS

         A. Pursuant to a Purchase of Assets and Assumption of Sublease Agreement (the "Asset Purchase Agreement") of even date herewith, Secured Party has sold those certain assets specified in the Asset Purchase Agreement to Debtor for consideration that includes a promissory note (the "Note") in the amount of Five Hundred Forty Thousand Dollars ($540,000.00).

         B. Debtor's execution and delivery of this Security Agreement constitutes one of the closing activities under the Asset Purchase Agreement.

         1. Security Interest. Debtor hereby grants a security interest pursuant to the Uniform Commercial Code to Secured Party in the assets of Debtor described in Section 2, below ("Collateral"), to secure payment and performance of Debtor's Obligations described at Paragraph 3 below.

         2. Collateral. The Collateral of Debtor includes the following, and shall be limited to such Collateral which has an aggregate value not less than 120% of the amounts owing under the Note at the time Secured Party's rights are to be enforced hereunder:

                  (a) All inventory of Debtor, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Debtor's business and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

                  (b) All equipment of Debtor, now owned or hereafter acquired, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings, and fixtures;

                  (c) All documents and instruments now owned or hereafter acquired, including, without limitation, securities and all new substituted and additional documents and instruments issued with respect thereto, all voting or other rights now or hereafter exercis- able and all cash and non-cash dividends and all other property now or hereafter receivable with respect to any of the foregoing;

                  (d) All now existing and hereafter acquired books and records relating to the foregoing Collateral and all equipment containing such books and records;

                  (e) All other property of Debtor now or hereafter in the possession, custody or control of Secured Party and all property of Debtor in which Secured Party now has or hereafter acquires a security interest; and

                  (f) All proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto; provided, however, "proceeds" shall not include any receivables to be paid to Debtor.

         3. Obligations. The obligations ("Obligations") secured by this Security Agreement shall consist of all obligations of Debtor under the Note and
Section 3.5 of the Asset Purchase Agreement and all reasonable sums and expenses, including attorneys' fees advanced or incurred by Secured Party in connection with Secured Party's collection thereof and enforcement hereof.

         4. Collateral Agreements. As to Collateral, (a) Debtor will: (1) except to the extent expressly permitted under the terms of the Note, keep it free of all levies, liens, encumbrances and other security interests; (2) comply with all laws, statutes and regulations pertaining to it, the non-compliance with which would have an adverse effect on Secured Party's rights hereunder or under the Note; (3) pay when due all taxes, licenses, charges and other impositions on or for it, provided that Debtor may contest the same in good faith so long as in conjunction therewith Debtor posts appropriate bond(s) or otherwise takes all necessary and appropriate steps to fully protect Secured Party's interest in the Collateral and to forestall and prevent foreclosure upon or realization of other remedies against the Collateral in satisfaction of any such tax, license, charge or other imposition; (4) execute, file and record such statements, notices and agreements, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations, as may reasonably be requested by Secured Party from time to time as may be reasonably necessary to perfect, evidence and continue Secured Party's security interest in it; (5) upon demand, give Secured Party such information as reasonably requested concerning it and Debtor's business, and permit Secured Party to inspect and copy the records thereof at Secured Party's expense, and subject to Secured Party entering into a reasonable Confidentiality Agreement in a form provided by Debtor; (6) keep or require any goods which are security for or represented by it to be insured in amounts, on terms and with carriers comparable with those as in existence on the date hereof; and (7) as appropriate, properly care for, house, store and maintain it and any goods represented by it in good condition, free of misuse, abuse, waste and deterioration, and prepare it for sale or market according to approved methods, and promptly and duly observe and perform any contract or agreement pertaining to or part of it; (b) Debtor will not, without Secured Party's written consent: (1) exchange, lease, lend, use, operate, demonstrate, sell or dispose of it or Debtor's rights therein other than in the ordinary course of business or permit it to be or become so affixed to realty as to be part of or become a fixture thereof; except that until otherwise notified by Secured Party, equipment goods may be used in the regular course of Debtor's business for their intended use only and replaced as necessitated by reasonable wear and tear, and inventory goods or raw materials may be used, and inventory goods held for sale may be sold, in the regular course of Debtor's business; (2) as appropriate, remove it from or outside of Debtor's chief place of business or other site on which Collateral has been located only after prior written notice to Secured Party; or (3) permit anything to be done that may impair, or fail to do anything reasonably necessary or advisable to preserve, its value and the security and insurance coverage.

         5. Default. Upon the happening of any default in payment or performance of Debtor's Obligations or the failure of Debtor to cure within fifteen (15) days following the giving of notice thereof by Secured Party to Debtor, any material breach of Debtor's covenants and agreements pursuant to this Security Agreement; then Secured Party, at its election and in addition to all other rights, powers and privileges, may (1) declare the unpaid balance, in whole or in part, of Debtor's Obligations immediately due and payable without demand or notice and proceed to collect same; (2) waive or remedy any default without waiving it or any prior or subsequent default; (3) terminate any agreement for financial accommodation, and (4) as appropriate, take possession of Collateral with or without legal process or require Debtor to assemble it and make it available to, and at a reasonably convenient place designated by, Secured Party and, upon giving fifteen (15) days prior written notice to Debtor, sell it at public sale upon commercially reasonable terms, in the county where located or where this agreement was made or at private sale upon commercially reasonable terms and whether or not Collateral is present at the place of sale.

         6. No Subordination. The security interest granted herein shall not be subordinated to any other creditor of, or lender to Debtor.

         7. Termination.

                  (a) This Security Agreement and the security interest granted to Secured Party by Debtor hereunder shall terminate when all of the Debtor's Obligations are paid to Secured Party in full or otherwise satisfied or terminated.

                  (b) Promptly upon termination of this Security Agreement, Secured Party agrees to execute and file with the California Secretary of State a termination statement on Form UCC-2 terminating Secured Party's security interest in the Collateral. This subparagraph (b) is subject to specific performance and injunctive relief for the benefit of Debtor in the event of a failure by Secured Party to comply duly with a reasonable request for such compliance.

         8. General.

                  (a) Such care as Secured Party gives to the safekeeping of its own property of like kinds shall constitute reasonable care of Collateral when in Secured Party's possession, but Secured Party is not required to make presentment, demand or protest, or give notice and need not take action to preserve any rights against prior parties in connection with any obligation or evidence of indebtedness held as Collateral.

                  (b) After the occurrence of a default under Section 6, Secured Party, in its own or Debtor's name and at any time upon giving at least five (5) days prior written notice to Debtor and at Debtor's reasonable expense, may, but is not obligated to: (1) notify any obligor or account debtor on Collateral to make payment to Secured Party; (2) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of Collateral;
(3) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, Collateral; (4) insure, process and preserve Collateral; (5) transfer Collateral to its own or its nominee's name; (6) make any compromise or settlement, and take any action it deems advisable in its reasonable discretion, and upon demand Debtor will pay the same to Secured Party together with any deficiency or balance on Debtor's Obligations remaining after any sale or other disposition of Collateral by Secured Party, with interest at 10% per annum or as agreed, which interest shall only accrue ten (10) days after such payment is due.

                  (c) Debtor will give Secured Party prior written notice of any change of place of business and address thereof and all policies or certificates of insurance required for Collateral.

                  (d) This is a continuing agreement and applies to all present and future obligations of Debtor to Secured Party, and whether or not such obligations continue, increase, decrease or create new indebtedness and notwithstanding the bankruptcy of, or other event or proceedings affecting Debtor.

                  (e) Time is of the essence. Acceptance of partial or delinquent payments or failure to exercise any right, power or remedy shall not waive any obligation of Debtor or modify this Agreement. Secured Party, its successors and assigns, have all rights, powers and remedies herein and as provided by law, including those of a secured party under the Uniform Commercial Code, and may exercise the same and effect any set-off and proceed against Collateral or other security for Debtor's Obligations at any time.

         9. Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, or any other agreement between Debtor and Secured Party or otherwise, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

         10. Waiver. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

         11. Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind its successors and assigns.

         12. Entire Agreement; Severability. This Security Agreement contains the entire agreement between Secured Party and Debtor with respect to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         13. Choice Of Law. This Security Agreement shall be construed in accordance with and governed by the internal laws of the State of California, and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

         14. Notice. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by certified mail, postage prepaid, addressed as follows:

         Secured Party:    Wilshire Technologies, Inc.
                           Attention:  President
                           5441 Avenida Encinas, Suite A
                           Carlsbad, California 92008

         With a copy to:   Arter & Hadden
                           Attention:  Randolf W. Katz, Esq.
                           5 Park Plaza, Suite 1000
                           Irvine, California 92714

         Debtor:           Acacia Laboratories of Texas, Inc.
                           Attention:  President
                           11420 Mathis Drive
                           Farmers Branch, Texas 75234

         With a copy to:   Stradling, Yocca, Carlson & Rauth
                           Attention: K. C. Schaaf, Esq.
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, California 92660

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         15. Attorneys' Fees. In the event of any controversy, claim or dispute between Debtor and Secured Party arising out of or relating to this Security Agreement, or the breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WILSHIRE TECHNOLOGIES, INC.                 ACACIA LABORATORIES OF TEXAS, INC.

By: /s/ James W. Klingler                    By: /s/ William A. Goolsbee
    -----------------------                      ------------------------------
    James W. Klingler,                           William A. Goolsbee, President
    Chief Financial Officer

                                                                   EXHIBIT 2.2-h

                               CORPORATE GUARANTY

                                                           Carlsbad, California
                                                                   May 31, 1996

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Wilshire Technologies, Inc., a California corporation (the "Holder") to enter into that certain Purchase of Assets and Assumption of Sublease Agreement of even date herewith among Holder, Acacia Laboratories of Texas, Inc., a Texas corporation ("Acacia Texas"), and Acacia Laboratories, Inc., a California corporation that also does business under the name Horizon Medical, Inc. ("Horizon Med"), and all other certificates, documents, agreements, or instruments executed and delivered in connection therewith (the "Agreement"), and to make a loan to Acacia Texas, of which Horizon Med is the sole shareholder, which loan is evidenced by that certain promissory note (the "Note") of Acacia Texas, of even date herewith, in the initial principal amount of Five Hundred Forty Thousand Dollars ($540,000.00), the undersigned, hereby absolutely and unconditionally, guaranties to Holder the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of any and all present and future debts, liabilities, and obligations owed by Acacia Texas to Holder pursuant to the terms of the Note and the undersigned hereby acknowledges and agrees with Holder that:

         1. The debts, liabilities and obligations guarantied hereby (collectively referred to herein as the "Indebtedness") shall include those outstanding debts, liabilities, and obligations arising under and pursuant to or in connection with Sections 2.3, 3.5 and 5.2(j), (k), and (l) of the Agreement or the Note, including without limitation accrued but unpaid interest thereon and all legal fees and other costs of collection, whether now existing or hereafter arising, whether absolute or contingent, direct or indirect, primary or secondary, sole, joint, several or joint and several, secured or unsecured, due or not due, contractual, tortious or statutory, liquidated or unliquidated, arising by agreement or imposed by law or otherwise.

         2. No act or thing need occur to establish the liability of Horizon Med hereunder, and no act or thing except full payment and discharge of all of the Indebtedness, shall in any way exonerate Horizon Med hereunder or modify, reduce, limit or release the liability of Horizon Med hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon Horizon Med, until paid in full.

         3. The occurrence of any one of the following events shall constitute an event of default under this Guaranty, and, upon the occurrence thereof and at the election of Holder, upon notice or demand, the Indebtedness of Horizon Med hereunder shall become immediately due, payable and enforceable against Horizon Med, whether or not the Indebtedness is then due and payable: (1) the occurrence of any event of default under the Note and the failure to pay upon demand the obligation of the Guaranty; (2) the commencement of any bankruptcy, insolvency, receivership, or similar proceeding by Horizon Med (or against Horizon Med if not cured within 60 days after commencement); (3) the attempt by Horizon Med to effect an assignment for the benefit of creditors or a composition with creditors; (4) the insolvency of Horizon Med; or (5) the material breach of any representation, warranty, cove-nant, or agreement on the part of Horizon Med under this Guaranty, which breach remains uncured for a period of fifteen (15) days after notice thereof from Holder has been given to the undersigned; provided, however, that for a breach of Sections 2.3, 3.5, and 5.2(j), (k), and (l) of the Agreement, there shall be no such cure period after notice of such breach has been given to the undersigned.

         4. Horizon Med hereby waives any right of subrogation Horizon Med may now or hereafter have against Acacia Texas with respect to the Indebtedness. In addition, Horizon Med hereby waives any defense based on a right to proceed against Acacia Texas, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract, or by operation of law, which Horizon Med may now or hereafter have as against Acacia Texas with respect to the Indebtedness. Horizon Med also hereby waives any rights to recourse to or with respect to any asset of Acacia Texas. The waivers set forth in this Section 4 shall continue in effect until the Indebtedness has been paid in full. To the extent Horizon Med's waiver of these rights of subrogation, reimbursement or contribution as set forth herein are found by a court of competent jurisdiction to be void or voidable for any reason, Horizon Med agrees that Horizon Med's right of subrogation and reimbursement against Acacia Texas and Horizon Med's right of subrogation against any collateral or security shall be junior and subordinate to Holder's rights against Acacia Texas and to Holder's right, title and interest in such collateral or security, and Horizon Med's right of contribution against any other guarantor or pledgor shall be junior and subordinate to Holder's rights against such other guarantor or pledgor.

         5. Horizon Med will pay or reimburse Holder for all costs, expenses and attorneys' fees reasonably paid or incurred by Holder in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

         6. Whether or not any existing relationship between Horizon Med and Acacia Texas has been changed or ended and whether or not this Guaranty has been revoked, Holder may enter into transactions resulting in the continuance of the Indebtedness and may otherwise agree, consent to, or suffer the continuance of any of the Indebtedness, without any consent or approval by Horizon Med and without any prior or subsequent notice to Horizon Med. The liability of Horizon Med shall not be affected or impaired by any of the following acts or things (which Holder is expressly authorized to do, omit, or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to Horizon Med): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (b) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rate, maturity or other contractual terms applicable to the Indebtedness or any amendment or modification of any of the terms or provisions of the Note or Sections 2.3, 3.5, 5.2(j), (k), and (l) of the Agreement under which the Indebtedness or any part thereof arose; (c) any waiver or indulgence granted to Acacia Texas, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Acacia Texas or any guarantor or other person liable in respect of any of the Indebtedness; (e) any release, surrender, can-cellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security;
(h) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; and (i) any manner, order or method of application of any payments or credits upon the Indebtedness. Horizon Med waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor.

         7. Horizon Med expressly agrees that Horizon Med shall be and remain liable for any deficiency remaining after foreclosure of any security interest securing the Indebtedness, whether or not the liability of Acacia Texas or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Horizon Med shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Acacia Texas or any of its assets. Horizon Med will not assert, plead or enforce against Holder any claim, defense or setoff available to Horizon Med against Acacia Texas.

         8. Holder shall not be required first to resort for payment of the Indebtedness to Acacia Texas or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

         9. If any payment applied by Holder to the Indebtedness is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Acacia Texas or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

         10. Horizon Med acknowledges and agrees that Holder (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to Horizon Med for, and (c) has no duty to provide information to Horizon Med regarding the enforceability of any of the Indebtedness or the financial condition of Acacia Texas or any guarantor. Horizon Med has independently determined the creditworthiness of Acacia Texas and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on Holder continue to make such determinations.

         11. This Guaranty shall be effective upon delivery to Holder, without further act, condition or acceptance by Holder, shall be binding upon Horizon Med and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released, or otherwise changed except by a writing signed by Horizon Med and Holder. This Guaranty shall be governed by and interpreted and enforced in accordance with the internal laws of the State of California, without giving effect to its conflicts-of-law provisions or interpretations. Horizon Med waives notice of Holder's acceptance hereof. Horizon Med irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the State of California or in the Courts of the United States located in such State, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waives any objection which he may have to the venue of any such suit, action or proceeding in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         12. Horizon Med has had the opportunity to review the matters discussed and contemplated by the Note, including the remedies Holder may pursue against Acacia Texas in the event of a default under the Note, and Acacia Texas' financial condition and ability to perform under the Note. Horizon Med further agrees to keep itself fully informed on all aspects of Acacia Texas' financial condition and the performance of Acacia Texas' obligations to Holder and that Holder has no duty to disclose to Horizon Med any information pertaining to Acacia Texas or any security or collateral.

         13. The following provisions shall apply (but shall not be deemed to limit in any respect the foregoing provisions of this Guaranty):

                  (a) Changes Do Not Affect Liability. Horizon Med hereby waives the rights and benefits under California Civil Code ("CC") Section 2819, and agrees that by doing so Horizon Med's liability shall continue even if Holder alters any obligations under the Indebtedness in any respect or Holder's remedies or rights against Acacia Texas are in any way impaired or suspended without Horizon Med's consent.

                  (b) Guarantee of Payment and Performance. Horizon Med's liability under this Guaranty is a guarantee of payment and performance of the Note and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of any of the Indebtedness, and Horizon Med hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so Horizon Med is liable even if Acacia Texas had no liability at the time of execution of the Note or thereafter ceases to be liable. Horizon Med hereby waives any and all benefits and defenses under CC
Section 2809 and agrees that by doing so Horizon Med's liability may be larger in amount and more burdensome than that of Acacia Texas. Horizon Med's liability hereunder shall continue until all sums due under the Indebtedness have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Indebtedness, Holder's failure to perfect a security interest in it or any disability or other defense of Acacia Texas or any other guarantor or pledgor.

                  (c) Waivers of Certain Rights and Defenses. Horizon Med hereby waives any and all benefits and defenses under CC Sections 2845, 2849, and 2850, including, without limitation, the right to require Holder to (a) proceed against Acacia Texas or any other guarantor or pledgor, (b) proceed against or exhaust any security or collateral Holder may hold, or (c) pursue any other right or remedy for Horizon Med's benefit, and agrees that Holder may proceed against Horizon Med for the obligations guaranteed herein without taking any action against Acacia Texas or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral Holder holds. Horizon Med agrees that Holder may unqualifiedly exercise at his sole discretion any or all rights and remedies available to him against Acacia Texas or any other guarantor or pledgor without impairing Holder's rights and remedies in enforcing this Guaranty, under which Horizon Med's liabilities shall remain independent and unconditional. Horizon Med agrees that Holder's exercise of certain of such rights or remedies may affect or eliminate Horizon Med's right of subrogation or recovery against Acacia Texas and that Horizon Med may incur a partially or totally nonreimbursable liability under this Guaranty.

                  (d) Subrogation, Reimbursement, and Contribution Rights. Horizon Med hereby waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that Horizon Med shall have no right of subrogation or reimbursement against Acacia Texas, right of subrogation against any collateral or security provided for in the Indebtedness and no right of contribution against any other guarantor or pledgor unless and until all amounts due under the Indebtedness have been paid in full and Holder has released, transferred or disposed of all of his right, title and interest in any collateral or security. To the extent Horizon Med's waiver of these rights of subrogation, reimbursement or contribution as set forth herein are found by a court of competent jurisdiction to be void or voidable for any reason, Horizon Med agrees that Horizon Med's right of subrogation and reimbursement against Acacia Texas and Horizon Med's right of subrogation against any collateral or security shall be junior and subordinate to Holder's rights against Acacia Texas and to Holder's right, title and interest in such collateral or security, and Horizon Med's right of contribution against any other guarantor or pledgor shall be junior and subordinate to Holder's rights against such other guarantor or pledgor.

         14. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by certified mail, postage prepaid, addressed as follows:

                  to Holder:                Wilshire Technologies, Inc.
                                            Attention:  President
                                            5441 Avenida Encinas, Suite A
                                            Carlsbad, California 92008

                  with a copy to:           Randolf W. Katz, Esq.
                                            Arter & Hadden
                                            5 Park Plaza, Suite 1000
                                            Irvine, California 92714
                  to Horizon Med:           Acacia Laboratories, Inc.
                                            Attention:  President
                                            1719 S. Grand Avenue
                                            Santa Ana, California 92705

                  with a copy to:           K. C. Schaaf, Esq.
                                            Stradling, Yocca, Carlson & Rauth
                                            660 Newport Center Drive, Suite 1600
                                            Newport Beach, California 92660

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned on the date first above written.

                                            ACACIA LABORATORIES, INC.

                                            By: /s/ William A. Goolsbee
                                                ------------------------------
                                                William A. Goolsbee, President

                                                                   EXHIBIT 2.2-i


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Security Agreement") is made and dated as of May 31, 1996, between ACACIA LABORATORIES, INC., a California corporation that also does business under the name HORIZON MEDICAL, INC. (the "Guarantor"), and WILSHIRE TECHNOLOGIES, INC., a California corporation (the "Secured Party").

                                    RECITALS

         A. Pursuant to a Purchase of Assets and Assumption of Sublease Agreement (the "Asset Purchase Agreement") of even date herewith, Secured Party has sold those certain assets specified in the Asset Purchase Agreement to Guarantor's wholly-owned subsidiary, Acacia Laboratories of Texas, Inc. ("Acacia Texas"), for consideration that includes a promissory note (the "Note") in the amount of Five Hundred Forty Thousand Dollars ($540,000.00).

         B. Guarantor's execution and delivery of the Corporate Guaranty and of this Security Agreement constitutes certain of the closing activities under the Asset Purchase Agreement.

         1. Security Interest. Guarantor hereby grants a security interest pursuant to the Uniform Commercial Code to Secured Party in the assets of Guarantor described in Section 2, below ("Collateral"), to secure payment and performance of Guarantor's Obligations described at Paragraph 3 below.

         2. Collateral. The Collateral of Guarantor includes the following, and shall be limited to such Collateral which has an aggregate value not less than 120% of the difference between the amounts owing under the Note at the time Secured Party's rights are to be enforced hereunder and the value of the "Collateral" as defined in the Security Agreement of even date herewith between Secured Party and Acacia Texas at the time Secured Party's rights are to be enforced hereunder:

               (a) All present and future accounts, general intangibles and other rights of Guarantor to the payment of money no matter how evidenced, all chattel paper, instruments and other writings evidencing any such right, and all goods repossessed or returned in connection therewith;

               (b) All inventory of Guarantor, now owned or hereafter acquired, and all raw materials, work in process, materials used or consumed in Guarantor's business and finished goods, together with all additions and accessions thereto and replacements therefor, and products thereof;

               (c) All equipment of Guarantor, now owned or hereafter acquired, including, without limitation, all machinery, tools, dies, blueprints, catalogues, computer hardware and software, furniture, furnishings and fixtures;

               (d) All documents and instruments now owned or hereafter acquired, including, without limitation, securities and all new substituted and additional documents and instruments issued with respect thereto, all voting or other rights now or hereafter exercisable and all cash and non-cash dividends and all other property now or hereafter receivable with respect to any of the foregoing;

               (e) All now existing and hereafter acquired books and records relating to the foregoing Collateral and all equipment containing such books and records;

               (f) All other property of Guarantor now or hereafter in the possession, custody or control of Secured Party and all property of Guarantor in which Secured Party now has or hereafter acquires a security interest; and

               (g) All proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         3. Obligations. The obligations ("Obligations") secured by this Security Agreement shall consist of all obligations of Guarantor under the Note and Sections 2.3, 3.5, and 5.2(j), (k), and (l) of the Asset Purchase Agreement and all reasonable sums and expenses, including attorneys' fees advanced or incurred by Secured Party in connection with Secured Party's collection thereof and enforcement hereof.

         4. Collateral Agreements. As to Collateral, (a) Guarantor will: (1) except to the extent expressly permitted under the terms of its financing arrangements with Union Bank of California N.A. ("Union Bank"), keep it free of all levies, liens, encumbrances and other security interests; (2) comply with all laws, statutes and regulations pertaining to it, the non-compliance with which would have an adverse effect on Secured Party's rights hereunder or under its financing arrangements with Union Bank; (3) pay when due all taxes, licenses, charges and other impositions on or for it, provided that Guarantor may contest the same in good faith so long as in conjunction therewith Guarantor posts appropriate bond(s) or otherwise takes all necessary and appropriate steps to fully protect Secured Party's interest in the Collateral and to forestall and prevent foreclosure upon or realization of other remedies against the Collateral in satisfaction of any such tax, license, charge or other imposition; (4) execute, file and record such statements, notices and agreements, take such action and obtain such certificates and documents, in accordance with all applicable laws, statutes, and regulations, as may reasonably be requested by Secured Party from time to time as may be reasonably necessary to perfect, evidence and continue Secured Party's security interest in it; (5) upon demand, give Secured Party such information as reasonably requested concerning it and Guarantor's business, and permit Secured Party to inspect and copy the records thereof at Secured Party's expense, and subject to Secured Party entering into a reasonable Confidentiality Agreement in a form provided by Guarantor; (6) keep or require any goods which are security for or represented by it to be insured in amounts, on terms and with carriers comparable with those as in existence on the date hereof; and (7) as appropriate, properly care for, house, store and maintain it and any goods represented by it in good condition, free of misuse, abuse, waste and deterioration, and prepare it for sale or market according to approved methods, and promptly and duly observe and perform any contract or agreement pertaining to or part of it;

(b) Guarantor will not, without Secured Party's written consent: (1) exchange, lease, lend, use, operate, demonstrate, sell or dispose of it or Guarantor's rights therein other than in the ordinary course of business or permit it to be or become so affixed to realty as to be part of or become a fixture thereof; except that until otherwise notified by Secured Party, equipment goods may be used in the regular course of Guarantor's business for their intended use only and replaced as necessitated by reasonable wear and tear, and inventory goods or raw materials may be used, and inventory goods held for sale may be sold, in the regular course of Guarantor's business; (2) as appropriate, remove it from or outside of Guarantor's chief place of business or other site on which Collateral has been located only after prior written notice to Secured Party; or (3) permit anything to be done that may impair, or fail to do anything reasonably necessary or advisable to preserve, its value and the security and insurance coverage.

         5. Default. Upon the happening of (i) any default in payment or performance of Guarantor's Obligations, (ii) or the failure of Guarantor to cure within fifteen (15) days following the giving of notice thereof by Secured Party to Guarantor, any material breach of Guarantor's covenants and agreements pursuant to this Security Agreement or (iii) a "Change-in-Control" (as defined below), then Secured Party, at its election and in addition to all other rights, powers and privileges, may (1) declare the unpaid balance, in whole or in part, of Guarantor's Obligations immediately due and payable without demand or notice and proceed to collect same; (2) waive or remedy any default without waiving it or any prior or subsequent default; (3) terminate any agreement for financial accommodation, and (4) as appropriate, take possession of Collateral with or without legal process or require Guarantor to assemble it and make it available to, and at a reasonably convenient place designated by, Secured Party and, upon giving fifteen (15) days prior written notice to Guarantor, sell it at public sale upon commercially reasonable terms, in the county where located or where this agreement was made or at private sale upon commercially reasonable terms and whether or not Collateral is present at the place of sale. For purposes of this Section 5, a "Change-in-Control" shall occur when the Guarantor shall merge or consolidate with, or sell, assign, lease, or otherwise dispose of or voluntarily part with capital stock or substantially all of its assets (whether now owned or hereinafter acquired) to any person or entity, except for sales or other dispositions of assets in the ordinary course of the Guarantor's business and except that the Guarantor may merge any person or entity into it or otherwise acquire such person or entity so long as the Guarantor is the surviving entity or the holders of voting stock of the Guarantor immediately prior to such merger (or a series of such mergers) are the holders of more than 50% of the Guarantor immediately following such merger(s), without constituting a "Change-in-Control."

         6. No Subordination. The security interest granted herein shall not be subordinated to any other creditor of, or lender to, Guarantor other than Union Bank, or a successor bank.

         7.    Termination.

               (a) This Security Agreement and the security interest granted to Secured Party by Guarantor hereunder shall terminate when all of the Guarantor's Obligations are paid to Secured Party in full or otherwise satisfied or terminated.

               (b) Promptly upon termination of this Security Agreement, Secured Party agrees to execute and file with the California Secretary of State a termination statement on Form UCC-2 terminating Secured Party's security interest in the Collateral. This subparagraph (b) is subject to specific performance and injunctive relief for the benefit of Guarantor in the event of a failure by Secured Party to comply duly with a reasonable request for such compliance.

         8.    General.

               (a) Such care as Secured Party gives to the safekeeping of its own property of like kinds shall constitute reasonable care of Collateral when in Secured Party's possession, but Secured Party is not required to make presentment, demand or protest, or give notice and need not take action to preserve any rights against prior parties in connection with any obligation or evidence of indebtedness held as Collateral.

               (b) After the occurrence of a default under Section 6, Secured Party, in its own or Guarantor's name and at any time upon giving at least five
(5) days prior written notice to Guarantor and at Guarantor's reasonable expense, may, but is not obligated to: (1) notify any obligor or account debtor on Collateral to make payment to Secured Party; (2) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of Collateral; (3) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, Collateral; (4) insure, process and preserve Collateral; (5) transfer Collateral to its own or its nominee's name; (6) make any compromise or settlement, and take any action it deems advisable in its reasonable discretion, and upon demand Guarantor will pay the same to Secured Party together with any deficiency or balance on Guarantor's Obligations remaining after any sale or other disposition of Collateral by Secured Party, with interest at 10% per annum or as agreed, which interest shall only accrue ten (10) days after such payment is due.

               (c) Guarantor will give Secured Party prior written notice of any change of place of business and address thereof and all policies or certificates of insurance required for Collateral.

               (d) This is a continuing agreement and applies to all present and future obligations of Guarantor to Secured Party, and whether or not such obligations continue, increase, decrease or create new indebtedness and notwithstanding the bankruptcy of, or other event or proceedings affecting Guarantor.

               (e) Time is of the essence. Acceptance of partial or delinquent payments or failure to exercise any right, power or remedy shall not waive any obligation of Guarantor or modify this Agreement. Secured Party, its successors and assigns, have all rights, powers and remedies herein and as provided by law, including those of a secured party under the Uniform Commercial Code, and may exercise the same and effect any set-off and proceed against Collateral or other security for Guarantor's Obligations at any time.

         9. Cumulative Rights. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law, or any other agreement between Guarantor and Secured Party or otherwise, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

         10. Waiver. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Guarantor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

         11. Binding Upon Successors. All rights of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns, and all obligations of Guarantor shall bind its successors and assigns.

         12. Entire Agreement; Severability. This Security Agreement contains the entire agreement between Secured Party and Guarantor with respect to the subject matter hereof. If any of the provisions of this Security Agreement shall be held invalid or unenforceable, this Security Agreement shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         13. Choice Of Law. This Security Agreement shall be construed in accordance with and governed by the internal laws of the State of California, and where applicable and except as otherwise defined herein, terms used herein shall have the meanings given them in the California Uniform Commercial Code.

         14. Notice. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by certified mail, postage prepaid, addressed as follows:

         Secured Party:    Wilshire Technologies, Inc.
                           Attention:  President
                           5441 Avenida Encinas, Suite A
                           Carlsbad, California 92008

         With a copy to:   Arter & Hadden
                           Attention:  Randolf W. Katz, Esq.
                           5 Park Plaza, Suite 1000
                           Irvine, California 92714

         Guarantor:        Acacia Laboratories, Inc.
                           Attention:  President
                           1719 S. Grand Avenue
                           Santa Ana, California 92705

         With a copy to:   Stradling, Yocca, Carlson & Rauth
                           Attention: K. C. Schaaf, Esq.
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, California 92660

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         15. Attorneys' Fees. In the event of any controversy, claim or dispute between Guarantor and Secured Party arising out of or relating to this Security Agreement, or the breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WILSHIRE TECHNOLOGIES, INC.                 ACACIA LABORATORIES, INC.



By: /s/ James W. Klingler                   By: /s/ William A. Goolsbee
    --------------------------------            --------------------------------
    James W. Klingler                           William A. Goolsbee, President
      Chief Financial Officer

                                                                   EXHIBIT 2.2-g


                          INDUSTRIAL SUBLEASE AGREEMENT

                                     Between

                       ACACIA LABORATORIES OF TEXAS, INC.

                                  As Landlord,

                                       And

                          WILSHIRE TECHNOLOGIES, INC.,

                                    As Tenant

                                    PROJECT:

                               11420 MATHIS DRIVE
                           FARMERS BRANCH, TEXAS 75234

                          INDUSTRIAL SUBLEASE AGREEMENT

         1.       BASIC SUBLEASE INFORMATION AND CERTAIN DEFINED TERMS.

Lease Date:                May 31, 1996

Tenant: WILSHIRE TECHNOLOGIES, INC., a California corporation

Tenant's Address:          5441 Avenida Encinas, Suite A
                           Carlsbad, California 92008
                           Contact: James W. Klingler

Landlord:                  ACACIA LABORATORIES OF TEXAS, INC., a Texas
                           corporation

Landlord's Address:        11420 Mathis Drive
                           Farmers Branch, Texas 75234

Guarantor(s):              N/A

Project:                   11420 Mathis Drive
                           Farmers Branch, Texas 75234.

Description:               Approximately 16,500 square feet.

Premises:                  That portion of the cross-hatched area
                           (designated "Reduction Area" on Exhibit "A1" attached to this Sublease, situated in the building constituting a part of the Project and shown on Exhibit "A2" (the "Building") located on the land described on Exhibit "B" attached to this lease (the "Land")) that includes adequate warehouse, storage, and inspection space and shipping dock as reasonably required for the inventory of Wilshire Contamination Control and Wilshire
                           Gloves. In addition, the Premises includes office space, including use of phone, fax, computer, copier, and other office machines for Sarah Casey, Eric Luo, and Mark Peterson during the Term and any option thereof.

Permitted Use:             Warehousing and distribution (other than
                           retail) of foam and related products.

Term: 6 months, commencing June 1, 1996, and ending at 5:00 p.m. Central time, November 30, 1996, subject to adjustment and earlier termination as provided in this Sublease.

Renewal Option:            Landlord hereby grants to Tenant the right and
                           option to renew the Sublease on the same terms and conditions as at the Commencement Date thereof (the "Renewal Option"), provided
                           Tenant is not then in material breach of any term of this Sublease. If the Renewal Option exercised, the Sublease will be renewed for an additional six-month term as a result of such exercise, with no further renewal options unless expressly granted by Landlord in writing. To exercise the Renewal Option, Tenant must give Landlord written notice thereof not later than August 31, 1996.

Base Rent:

                           Months                    Monthly
                           ------                    -------
                            1-6                     $4,537.67

Security Deposit:          None

Tenant's Propor-
tionate Share:             N/A

Base Year:                 N/A

Broker or Agent:           N/A

Sublease:                  It is understood and agreed that this Lease is
                           in fact a sublease, and that Tenant accepts this Lease subject to all of the terms and conditions of the underlying lease dated as of December 1, 1995, between New York Life and
                           Annuity Corporation, as landlord, and Advanced
                           Materials Group, Inc., as tenant (the "Under-lying Lease"), a copy of which is attached hereto and made a part hereof, under which Landlord hereunder holds the leased premises as tenant. Tenant herein covenants that it will do no act or thing which would constitute a violation by Landlord herein of its obligations under such Underlying Lease.

Underlying Lease:          The terms and conditions of Sections 2 through
                           36 of the Underlying Lease are incorporated herein by this reference, with references to any defined terms therein being deemed in all cases to refer to such terms as defined herein; provided, however, that Sections 4.C., 5, 6, 7, 8.B., 12, 13.A., 15, 16, 18, 22,
                           35.H., and 36 are amended and restated in their entirety herein.

         4.       RENT, SECURITY DEPOSIT REIMBURSABLE EXPENSES AND ESCROW
                  PAYMENTS.

                  C. The Tenant shall not be responsible for Reimbursable Expenses.

         5. EXCESS COMMON AREA CHARGES. The Tenant shall not be responsible for any Common Area Charges.

         6. TAXES. The Tenant shall not be responsible for any Taxes, Excess Taxes or Assessments.

         7. LANDLORD'S REPAIRS. Landlord's maintenance, repair and replacement obligations are limited to those set forth in this Paragraph 7. The landlord under the Underlying Lease, at its own cost and expense, is responsible for roof replacement and for repair and replacement of the foundation and the structural members of the exterior walls of the Building, reasonable wear and tear excluded. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs after which Landlord shall have reasonable opportunity to demand the landlord under the Underlying Lease repair same or cure such defect. Landlord shall cause landlord under the Underlying Lease to maintain and repair the common area in and about the Building in a reasonable and prudent manner including any spur track, with the cost thereof being a part of the Common Area Charges.

         8.       TENANT'S REPAIRS AND MAINTENANCE.

                  B. Except for those items caused by Tenant's negligence, Tenant shall have no obligation to pay for costs, fees or expenses related to the operations or maintenance of the Property.

         12. UTILITIES. The landlord under the Underlying Lease has agreed to provide normal water, sewer, gas and electricity service as same may be available to the Premises. Tenant shall not be required to pay any utility service charges as a result of the tenancy created by this sublease. Landlord shall not be liable for any interruption or failure of utility service on the Premises, unless such interruption or failure was caused, directly or indirectly, by the action or inaction of Landlord. Tenant acknowledges that it is aware of the type and quantity of utilities currently available to the Premises and agrees that same is adequate for Tenant's purposes.

         13.      LANDLORD AND TENANT INSURANCE.

                  A. Tenant shall not be responsible for Excess Insurance Expenses or any insurance premiums.

         15.      FIRE AND CASUALTY DAMAGE.

                  A. If the Premises or the Building should be damaged or destroyed by fire or other peril, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  B. If the Building of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by the landlord under the Underlying Lease, or effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

                  C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known to Landlord, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         16. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises, when such injury or damage shall be caused by an affirmative act of negligence by such landlord, its agents, servants and employees (unless the indemnified loss is caused wholly or in part by Tenant's or any other party's negligence, in which event this indemnity shall not apply to the allocable share of such loss resulting from Tenant's or such other party's negligence). Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall indemnify, protect, hold harmless and defend Landlord, its agents, employees, contractors, partners, directors, officers and any affiliates of the above-mentioned parties (collectively the "Landlord Affiliates") from and against any and all obligations, suits, losses, judgments, actions, damages, claims or liability (including, without limitation, all costs, attorneys' fees, and expenses incurred in connection therewith) in connection with any loss, injury or damage (i) to any person or property whatsoever occurring in, on or about the Project, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees (ii) arising from the conduct of management of any work done by or for Tenant in or about the Project, (iii) arising from transactions of the Tenant, or (iv) arising from a breach, violation or non-performance of any term, provision, covenant or agreement of Tenant hereunder, or a breach or violation by Tenant of any court order or any law, regulation, or ordinance of any federal, state or local authority (collectively, the "Losses"). If any claim is made against Landlord or Landlord Affiliates, Tenant, at its sole cost and expense, shall defend any such claim, suit or proceeding by or through attorneys satisfactory to Landlord. The provisions of this Paragraph 16 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         18. INSPECTION. Landlord and Landlord's agents and representatives (including Landlord and its agents and affiliates under the Underlying Lease) shall have the right to enter the Premises during business hours, upon prior reasonable notice except in the event of an emergency, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing, Landlord and landlord under the Underlying Lease shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. Upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least fifteen (15) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

         22. QUIET ENJOYMENT. This Lease is a sublease, and Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

         35.      MISCELLANEOUS.

                  H. During the term of this Sublease, Tenant will provide Landlord, without charge, the following services currently performed by Sarah
Casey: purchasing, materials management, cost accounting, and inventory control. In return, Landlord will provide Tenant, without charge, the following warehouse-related services: shipping, receiving, quality inspection based on past practices, and inventory storage. Such services will be provided in a commercially reasonable manner and the provision thereof, where relevant, shall be consistent with past practice.

///

         36. ADDITIONAL PROVISIONS. Exhibits A-1, A-2, B, C, D, E, and F, (there being no Exhibits G, H, J, or I) attached hereto are incorporated by reference herein.

                                 LANDLORD:


                                 ACACIA LABORATORIES OF TEXAS, INC.
                                 a Texas corporation



                                 By:  /s/ William A. Goolsbee
                                      ------------------------------
                                      William A. Goolsbee, President

                                 Date of Execution:         May 31, 1996


                                 TENANT:


                                 WILSHIRE TECHNOLOGIES, INC.,
                                 a California corporation



                                 By:  /s/ James W. Klingler
                                      -----------------------
                                      James W. Klingler
                                      Chief Financial Officer

                                 Date of Execution:         May 31, 1996

                                                                  EXHIBIT 4.9-b
                                   |
RECORDING REQUESTED BY AND         |
WHEN RECORDED MAIL TO:             |
                                   |
                                   |
                                   |
                                   |
                                   |
                                   |


                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE

         This ASSIGNMENT AND ASSUMPTION OF SUBLEASE ("Assignment") is made this 31st day of May, 1996, by WILSHIRE TECHNOLOGIES, INC., a California corporation ("Assignor") to ACACIA LABORATORIES OF TEXAS, INC. ("Assignee").

                                    RECITALS

         A. On or about December 1, 1995, New York Life Insurance and Annuity Corporation ("New York Life"), as Landlord, and Advanced Materials, Inc. ("Advanced"), as Tenant, entered into an industrial lease agreement ("the Lease"), attached hereto as Exhibit A and incorporated herein by reference affecting that real property commonly known as 11420 Mathis Drive, Farmers Branch, Texas 75234 ("the Property").

         B. On or about December 1, 1995, Advanced, as Landlord, and Assignor, as Tenant, entered into an industrial sublease agreement attached hereto as Exhibit B and incorporated herein by reference whereby Wilshire Technologies, Inc. subleased approximately one third of the Property ("the Sublease").

         C. Assignee and Assignor, have entered into an agreement whereby Assignor will sell certain assets to Assignee including its interest in the Sublease ("the Purchase Agreement").

         NOW THEREFORE, for good and adequate consideration, the receipt and adequacy of which are acknowledged by the Assignee,

                  1. Assignment. Assignor hereby absolutely and unconditionally sells, assigns, grants, and transfers to Assignee all right, title and interest of Assignor, as Lessee, in the Sublease.

                  2. Assignor's Representations. Assignor represents and warrants:

                           (a)      that the Sublease is unmodified, and to the
best of its knowledge, is in full force and effect; that Assignor has not previously sold, assigned, or pledged the rents, that any rents have not been collected in advance and have not otherwise been released, discounted, or compromised;

                           (b)      not to receive or collect any rents, nor
pledge, or assign future rents related to the Sublease.

                  3. Responsibility. Assignee shall not be liable for any injury or damage to person or property sustained by any persons, in or about the Property, before execution of this Assignment.

                  4. Conditions Precedent. This Assignment is expressly made conditioned upon:

                           (a)      Advanced's consent to this Assignment and
the terms contained in the Estoppel Certificate by its execution of the Estoppel Certificate in the form attached hereto as Exhibit "C" and incorporated herein by reference;

                           (b)      Advanced's novation of the Sublease and
consent to the termination of Assignor's responsibility and obligations under the Sublease by its execution of the Estoppel Certificate in the form attached hereto as Exhibit "D";

                           (c)      the consent of New York Life to this
Assignment and the terms contained in the Estoppel Certificate by its execution of the Estoppel Certificate in the form attached hereto as Exhibit "E" and incorporated herein by reference;

                           (d)      the closing of the Purchase Agreement
between Assignor and Assignee; and

                           (e)      receipt by Advanced of a payment from
Assignee in the aggregate sum of $18,151.10, representing payment of the first month's rent following the effective date of the Assignment in the sum of $9,075.55, and a security deposit in the sum of $9,075.55 to be held by Advanced, without obligation for interest, as security for the performance of Assignee's obligations under the Sublease, all as more particularly acknowledged by Assignee in Section 6(f), below.

                  5. Assignee's Representations. Assignee represents and warrants:

                           (a)      it understands that neither Advanced nor New
York Life has made any express or implied warranties with respect to the Sublease;

                           (b)      it has had the opportunity to inspect the
Property;

                           (c)      it has been provided with a copy of the
Lease and Sublease, has read the Lease and Sublease and fully understands its obligations under the Lease and Sublease;

                           (d)      it understands that it is taking the
property AS IS without any representation or warranty from the Assignor other than what is contained in this Assignment;

                           (e)      it understands and agrees that (x) Advanced,
notwithstanding the terms of the Sublease, may charge it a late payment penalty of five percent (5%) of the amount owed, should it fail to make payments when due under the Sublease and the failure to pay such amount within five (5) days after demand therefor shall be an additional event of default under the Sublease; (y) such provision for such late charges shall be in addition to all of Advanced's other rights and remedies; and (z) in addition, to the extent allowed by law, rent that is more than 30 days past due shall bear interest at the highest applicable rate of interest that may then be lawfully charged on such past due amounts (after taking into account any late charges or other amounts paid or payable hereunder if and to the extent they are held to constitute interest) or, if there is no such higher rate, then at a rate equal to eighteen percent (18%) per annum; and

                           (f)      it understands and agrees that (x) it shall
deposit with Advanced on the date hereof the security deposit referenced in
Section 5(e), above, which shall be held by Advanced, without obligation for interest, as security for the performance of Assignee's obligations under the Sublease, it being expressly understood and agreed that such security deposit is not an advance rental deposit or a measure of Advanced's damages in case of Assignee's default; (y) upon each occurrence of an event of default under the Sublease, Advanced may use all or part of such security deposit to pay past due rent or other payments due Advanced under the Sublease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided therein or provided by law; and
(z) that, on demand, it shall pay Advanced the amount that will restore such security deposit to its original amount and that such security deposit shall be deemed the property of Advanced, but any remaining balance of such security deposit after payment and performance of all of Assignee's obligations under the Sublease shall be returned to Assignee within 30 days of the end of the Sublease.

                  6. Amendment. That Section of the Sublease entitled "Renewal Option" shall be replaced by the following:

         "Landlord hereby grants to Tenant the right and option to renew the lease on the same terms and conditions as at each of the first three
         (3) anniversaries of the Commencement Date (the "Renewal Option"), provided Tenant is not then and has not at any time been in material breach of any term of this Lease or an Event of Default has not occurred or is continuing. If exercised, the Lease will be renewed for an additional twelve (12) month term as a result of each of the first two such exercises, and shall be renewed for an additional twenty-four
         (24) month term as a result of the third such exercise with no further renewal options unless expressly granted by Land-lord in writing. To exercise the Renewal Option, Tenant must give Landlord written notice of its exercise at least ninety (90) days prior to the respective anniversary date."

                  7. Further Cooperation. Assignor agrees to execute unto Assignee, upon demand, any and all other instruments that Assignee may require to carry out the intent of this Assignment.

                  8. No Waiver. Failure of Assignee to avail itself of any provisions hereof shall not be a waiver of any of its rights.

                  9. Notice. Any notice, demand, or other communication to be given to any party hereunder shall be in writing and sent by regular or certified mail as follows:

                  To Assignor:              Wilshire Technologies, Inc.
                                            5441 Avenida Encinas
                                            Suite A
                                            Carlsbad, California 92008

                  To Assignee:              Acacia Laboratories of Texas, Inc.
                                            11420 Mathis Drive
                                            Farmers Branch, Texas 75234

                  Unless otherwise provided herein, notice shall be deemed given five (5) days after its deposit in the United States mail, postage prepaid, addressed as set forth above. The addresses and addressees may be changed by written notice thereof in the manner provided herein.

                  10. Successors and Assigns. The terms hereof shall run with the land and shall inure to the benefit of all parties hereto and their respective legal representatives, successors, and assigns, and all their tenants and subtenants. In this Assignment, the masculine gender shall include the others, the singular shall include the plural, and conversely, and the terms "Lease" and "tenant", and the plurals thereof, shall mean "sublease" and "subtenant" and "concessionaire," "concession," "Licensee" and "license," and the plurals thereof. All obligations of each Assignor hereunder, if more than one, shall be joint and several.

                  11. Choice of Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas. The invalidity or unenforceability of any provision hereof shall not affect any other provision.

                  12. Time is of the Essence. Time is strictly of the essence hereof and of any amendment or modification hereto.

                  13. Modification. This Assignment may not be amended or modified except in writing signed by Assignor or Assignee.

         IN WITNESS WHEREOF, this Assignment has been executed by Assignor as of the date first written above.

                                        Assignor:

                                        WILSHIRE TECHNOLOGIES, INC.
                                        A California Corporation



                                        By: /s/ James W. Klingler
                                            ------------------------------
                                            James W. Klingler
                                             Chief Financial Officer

                                        Assignee:

                                        ACACIA LABORATORIES OF TEXAS, INC.
                                        A Texas Corporation



                                        By: /s/ William A. Goolsbee
                                            ------------------------------
                                            William A. Goolsbee, President

                                   EXHIBIT "A"

                                    THE LEASE

                                   EXHIBIT "B"

                                  THE SUBLEASE

                                   EXHIBIT "C"

                              ESTOPPEL CERTIFICATE

TO:      Acacia Laboratories of Texas, Inc.

RE: A Subleasehold as created by that certain Industrial Sublease Agreement dated December 1, 1995, executed by Advanced Materials, Inc., as Landlord, and Wilshire Technologies, Inc., a California corporation, as Tenant ("the Sublease").

         The said Subleasehold affects a portion of that certain real property commonly known as 11420 Mathis Drive, Farmers Branch, Texas 75234 ("the Premises").

The undersigned, as Landlord under the above referenced Sublease, hereby certifies to Acacia Laboratories of Texas, Inc., that:

1. The Sublease referred to above is presently in full force and effect, and unmodified.

2. There are no existing defaults by reason of any act or omission of the Tenant.

3. The current monthly rent of the above referenced Sublease is $9,075.55 per month, which rent has been paid through __________, 1996.

4. The undersigned as of the date hereof has no charge, lien or claim or offset under the Sublease, or otherwise.

5. The option to renew, for two successive one year periods, is still in force and effect and unmodified.

6. The undersigned consents to the assignment of the Subleasehold interest in the Premises to Acacia Laboratories of Texas, Inc.

7. The undersigned consents to the sublease of the Premises to Wilshire Technologies, Inc. effective the date of the assignment to Acacia Laboratories of Texas, Inc.

Dated:            May 31, 1996                    Landlord:

                                                  ADVANCED MATERIALS, INC.

                                                  By:
                                                     ----------------------
                                                     Title:
                                                           ----------------

                                   EXHIBIT "D"

                              ESTOPPEL CERTIFICATE

TO:      Wilshire Technologies, Inc.

RE: A Subleasehold as created by that certain Industrial Sublease Agreement dated December 1, 1995, executed by Advanced Materials, Inc., as Landlord, and Wilshire Technologies, Inc., a California corporation, as Tenant ("the Sublease").

         The said Subleasehold affects a portion of that certain real property commonly known as 11420 Mathis Drive, Farmers Branch, Texas 75234.

The undersigned, as Landlord under the above referenced Sublease, hereby certifies to Wilshire Technologies, Inc. that:

1. It understands that Acacia Laboratories of Texas, Inc., is in the process of purchasing certain assets of Wilshire Technologies, Inc.; including, but not limited to the right, title and interest of Wilshire Technologies, Inc. in the Sublease pursuant to the terms and conditions of purchase and sale agreement ("the Purchase Agreement").

2. That effective upon the formal written assumption of Acacia Laboratories of Texas, Inc., of the duties and obligations of Wilshire Technologies, Inc. under the Lease and upon the close of the Purchase Agreement, the undersigned shall terminate and release Wilshire Technologies, Inc. from any and all claims, duties or obligations it may have against Wilshire Technologies, Inc. from all matters, transactions or claim which occur after the close of the Purchase Agreement.

3. Notwithstanding Section 1542 of the California Civil Code which provides that "[a] general release does not extend to claims which the creditor does not know or suspect exists in his favor at the time of executing the release which if known to him must have materially affected his settlement with the debtor", this shall be a full release of the rights, claims, actions, or causes of action, whether known or unknown after the date referenced above. The parties hereto fully understand and acknowledge the significance and consequence of such specific waiver of Section 1542.

Dated:            May 31, 1996                  Landlord:

                                                ADVANCED MATERIALS, INC.

                                                By:
                                                     ---------------------
                                                     Title:
                                                             -------------

                                   EXHIBIT "E"

                              ESTOPPEL CERTIFICATE

TO:      Acacia Laboratories of Texas, Inc.

RE: A Leasehold as created by that certain Industrial Sublease Agreement dated December 1, 1995, executed by New York Life Insurance and Annuity Corporation, as Lessor, and Wilshire Technologies, Inc., a California corporation, as Lessee ("the Lease").

         The said Leasehold affects that certain real property commonly known as 11420 Mathis Drive, Farmers Branch, Texas 75234.

The undersigned, as Lessor under the above referenced Lease, hereby certifies to Acacia Laboratories of Texas, Inc., that:

1. The Lease referred to above is presently in full force and effect, and unmodified.

2.       There are no existing defaults.

3. The undersigned consents to allow the assignment of the sublease interest Wilshire Technologies, Inc. has in the Lease, by and through that certain Industrial Sublease Agreement between Advanced Materials, Inc. and Wilshire Technologies, Inc. ("the Sublease") to Acacia Laboratories of Texas, Inc.

4. The undersigned consents to the sublease of the same property affected by the Sublease to Wilshire Technologies, Inc.
         beginning on the effective date of the assignment to Acacia Laboratories of Texas, Inc.

Dated:            May 31, 1996                Lessor:

                                              NEW YORK LIFE INSURANCE &
                                              ANNUITY CORPORATION


                                              By:
                                                   ---------------------
                                                   Title:
                                                         ---------------